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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Palatin Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PALATIN TECHNOLOGIES, INC.
4C Cedar Brook Drive
Cranbury, New Jersey 08512

_____________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

_____________________________

DATE	Friday, December 7, 2007
TIME	9:30 a.m., Eastern Time
PLACE	Palatin's offices, Cedar Brook Corporate Center, 4C Cedar Brook Drive, Cranbury, New Jersey 08512
RECORD DATE	October 25, 2007
ITEMS OF BUSINESS	(1) election of directors;
(2) ratification of appointment of our independent registered public accounting firm for the fiscal year ending June 30, 2008;
(3) approval of an increase in common stock available for issuance under our 2005 Stock Plan; and
(4) any other matters properly brought before the meeting.
STOCKHOLDER LIST	A list of all stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours for 10 days before the meeting, at our offices, Cedar Brook Corporate Center, 4C Cedar Brook Drive, Cranbury, New Jersey 08512.

ANNUAL REPORT	A copy of our annual report on Form 10-K for the year ended June 30, 2007 accompanies this notice.

By order of the board of directors, STEPHEN T. WILLS, Secretary October 26, 2007

PALATIN TECHNOLOGIES, INC.

ANNUAL MEETING 2007

PROXY STATEMENT, PAGE 2

PALATIN TECHNOLOGIES, INC.

ANNUAL MEETING 2007

PROXY STATEMENT

VOTING PROCEDURES AND SOLICITATION

YOUR VOTE IS IMPORTANT

        Whether or not you plan to attend the meeting, please complete and return the enclosed proxy card. Your prompt voting may save us the expense of following up with a second mailing. We are sending these proxy materials to stockholders beginning on or about November 5, 2007.

METHODS OF VOTING

        You may vote by telephone, by signing and returning the enclosed proxy card, or by voting in person at the meeting. To vote by telephone at any time up to 11:59 p.m. Eastern time the day before the meeting:

•	read the proxy statement,

•	call toll-free 1-800-776-9437 (1-800-PROXIES) or 1-718-921-8500 from foreign countries, using a touch-tone phone (24 hours/day, 7 days/week),

•	have your enclosed proxy card in hand, and

•	follow the voice instructions.

If you vote by telephone, please do not send in the proxy card. If you vote by telephone or send in a proxy card, and also attend the meeting in person, the proxy holders will vote your shares as you previously instructed, unless you inform the Secretary at the meeting that you wish to vote in person.

REVOKING OR CHANGING A PROXY

        You may revoke your proxy or change your vote by:

•	calling a telephone number listed above and following the voice instructions (you must have your proxy card in hand);

•	signing and returning another proxy card on a later date;

•	sending written notice of revocation or change to the Secretary at our offices, 4C Cedar Brook Drive, Cranbury, New Jersey 08512; or

•	informing the Secretary and voting in person at the meeting.

To be effective, a telephone revocation or change must be made by 11:59 p.m. Eastern time the day before the meeting, and a later-dated proxy or written revocation or change must arrive at our corporate offices before the start of the meeting.

PROXY SOLICITATION

        We are soliciting proxies on behalf of the board of directors, and we will pay all costs of preparing, assembling and mailing the proxy materials. In addition to mailing out proxy materials, our

PROXY STATEMENT, PAGE 3

officers and employees may solicit proxies by telephone or fax, without receiving any additional compensation for their services. We have requested brokers, banks and other fiduciaries to forward proxy materials to the beneficial owners of our stock.

HOW PROXIES ARE VOTED

        The proxy holders are Carl Spana, Ph.D., our chief executive officer, president and a director, and Stephen T. Wills, our chief financial officer, executive vice president of operations, secretary and treasurer. The proxy holders will vote your shares according to your instructions on the proxy card or your telephone instructions. If a signed proxy card does not contain instructions, the proxy holders will vote the shares FOR the election of the director nominees listed on the card; FOR ratifying the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2008; FOR the increase in common stock available for issuance under our 2005 Stock Plan; and in their discretion on any other business which may properly come before the meeting.

QUORUM AND VOTES REQUIRED

        A majority of the votes of outstanding shares of common stock and Series A preferred stock, represented at the meeting in person or by proxy, constitutes a quorum. Abstentions and broker non-votes will count towards the quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item, and has not received instructions from the beneficial owner. Common stock and Series A preferred stock will vote together as one class on the items of business listed on the proxy card.

•	Directors are elected by a plurality of votes cast, so the eight nominees receiving the most votes will be elected. Stockholders who do not wish to vote for one or more of the individual nominees may withhold authority in the manner provided on the proxy card or in the telephone instructions. Abstentions and broker non-votes will count neither for nor against election.

•	Ratifying the appointment of our independent registered public accounting firm for the fiscal year ending June 30, 2008 requires a majority of the votes cast on that item. Abstentions and broker non-votes will count neither for nor against ratification.

•	Approval of the increase in common stock available for issuance under our 2005 Stock Plan requires a majority of the votes cast on that item. Abstentions and broker non-votes will count neither for nor against the proposal.

If your shares are held in a stock brokerage account, the broker will vote your shares as you direct. If you do not provide instructions to your broker, your broker may vote your shares for Items One and Two (election of directors and ratification of appointment of our independent registered public accounting firm), but may not vote your shares for or against Item Three (an increase in common stock available for issuance under our 2005 Stock Plan) unless you provide instructions to your broker. If you do not provide instructions on how to vote your shares held in a stock brokerage account, your shares will be counted as “broker non-votes” on Item Three, and will have no effect on that proposal, since approval is based solely on the votes actually cast.

VOTING RIGHTS, SHARES OUTSTANDING AND VOTES PER SHARE

        Holders of common stock and of Series A preferred stock at the close of business on the record date of October 25, 2007, are entitled to vote at the meeting.

Common stock:	85,204,169 shares outstanding, one vote per share

Series A preferred stock:	4,997 shares outstanding, approximately 39.84 votes per share, or atotal of 199,080 votes

PROXY STATEMENT, PAGE 4

ITEM ONE: ELECTION OF DIRECTORS

        We recommend voting FOR the eight nominees listed below. At the meeting, the eight nominees who receive the most votes will be elected as directors to serve until the next annual meeting, or until their successors are elected and qualified. Each of the nominees is currently a director and was elected at our last annual stockholders’ meeting on December 15, 2006. If any of the nominees should become unavailable to serve on the board, the proxy holders will vote your shares for a board-approved substitute, or the board may reduce the number of directors.

THE NOMINEES

Name	Age	Position with Palatin
Carl Spana, Ph.D	45	Chief executive officer, president and a director
John K.A. Prendergast, Ph.D	53	Director, chairman of the board of directors
Perry B. Molinoff, M.D	67	Director
Robert K. deVeer, Jr. (1) (2) (3)	61	Director
Zola P. Horovitz, Ph.D. (1) (2) (3)	73	Director
Robert I. Taber, Ph.D. (1) (2)	71	Director
Errol De Souza, Ph.D. (2) (3)	53	Director
J. Stanley Hull _______________________	55	Director
(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.

        CARL SPANA, Ph.D., co-founder of Palatin, has been our chief executive officer and president since June 14, 2000. He has been a director of Palatin since June 1996 and has been a director of our wholly-owned subsidiary, RhoMed Incorporated, since July 1995. From June 1996 through June 14, 2000, Dr. Spana served as an executive vice president and our chief technical officer. From June 1993 to June 1996, Dr. Spana was vice president of Paramount Capital Investments, LLC, a biotechnology and biopharmaceutical merchant banking firm, and of The Castle Group Ltd., a medical venture capital firm. Through his work at Paramount Capital Investments and The Castle Group, Dr. Spana co-founded and acquired several private biotechnology firms. From July 1991 to June 1993, Dr. Spana was a Research Associate at Bristol-Myers Squibb, a publicly traded pharmaceutical company, where he was involved in scientific research in the field of immunology. Dr. Spana is a director of AVAX Technologies, Inc., a publicly traded life science company, and a director of Curalogic A/S, a Danish life sciences company publicly traded on the Copenhagen Stock Exchange. Dr. Spana received his Ph.D. in molecular biology from The Johns Hopkins University and his B.S. in biochemistry from Rutgers University.

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        JOHN K.A. PRENDERGAST, Ph.D., co-founder of Palatin, has been chairman of the board since June 14, 2000, and a director since August 1996. Dr. Prendergast has been president and sole stockholder of Summercloud Bay, Inc., a biotechnology consulting firm, since 1993. He is a member of the board of the following publicly-held life science companies: Avigen, Inc., AVAX Technologies, Inc. and Medicinova, Inc. From October 1991 through December 1997, Dr. Prendergast was a managing director of The Castle Group Ltd. Dr. Prendergast received his M.Sc. and Ph.D. from the University of New South Wales, Sydney, Australia and a C.S.S. in administration and management from Harvard University.

        PERRY B. MOLINOFF, M.D. has been a director since November 2001. He served as our executive vice president for research and development from September 2001 until November 3, 2003, when he resigned to accept a position as Vice Provost for Research at the University of Pennsylvania. He is also a director of Cypress Bioscience, Inc. Dr. Molinoff has more than 30 years of experience in both the industrial and educational sectors. From 1981 to 1994, he was a professor of pharmacology and chairman of the Department of Pharmacology at the University of Pennsylvania School of Medicine in Philadelphia. From January 1995 until March 2001, he was vice president of neuroscience and genitourinary drug discovery for the Bristol-Myers Squibb Pharmaceutical Research Institute, where he was responsible for directing and implementing the Institute's research efforts. Dr. Molinoff earned his medical degree from Harvard Medical School.

        ROBERT K. deVEER, Jr. has been a director since November 1998. Since January 1997, Mr. deVeer has been the president of deVeer Capital LLC, a private investment company. From 1995 until his retirement in 1996, Mr. deVeer served as Managing Director, Head of Industrial Group at New York-based Lehman Brothers. From 1973 to 1995, he held increasingly responsible positions at New York-based CS First Boston, including Head of Project Finance, Head of Industrials and Head of Natural Resources. He was a managing director, member of the investment banking committee and a trustee of the First Boston Foundation. He received a B.A. in economics from Yale University and an M.B.A. in finance from Stanford Graduate School of Business.

        ZOLA P. HOROVITZ, Ph.D. has been a director since February 2001. Before he retired from Bristol-Myers Squibb in 1994, Dr. Horovitz spent 34 years in various positions, including associate director of the Squibb Institute for Medical Research, vice president of development, vice president, scientific liaison, vice president of licensing, and vice president of business development and planning for the pharmaceutical division of Bristol-Myers Squibb. He held advisory positions at the University of Pittsburgh, Rutgers College of Pharmacy and Princeton University. He is also currently a director of the following publicly-held life science companies: Genaera Corporation, Biocryst Pharmaceuticals, Inc., Avigen, Inc., Dov Pharmaceutical, Inc., NitroMed, Inc., GenVec, Inc. and Immunicon Corporation. Dr. Horovitz earned his Ph.D. in pharmacology from the University of Pittsburgh.

        ROBERT I. TABER, Ph.D. has been a director since May 2001. Dr. Taber began his career in the pharmaceutical industry in 1962, holding a succession of positions within Schering Corporation's biological research group before leaving in 1982 as director of biological research. He has also held a number of increasingly important positions with DuPont Pharmaceuticals and the DuPont Merck Pharmaceutical Company, including director of pharmaceutical research, director of pharmaceutical and biotechnology research, vice president of pharmaceutical research and vice president of extramural research and development. From 1994 to 1998, Dr. Taber held the position of senior vice president of research and development at Synaptic Pharmaceuticals Corporation before founding Message Pharmaceuticals, Inc. in 1998. Dr. Taber earned his Ph.D. in pharmacology from the Medical College of Virginia.

        ERROL DE SOUZA, Ph.D. has been a director since April 2003. Dr. De Souza has nearly two decades of experience in the field of drug discovery and development. Dr. De Souza joined Archemix

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Corporation, a biopharmaceutical company focused on aptamer therapeutics, on April 1, 2003. From September 2002 to March 2003, he was president and chief executive officer and a director of Synaptic Pharmaceuticals. As a result of a merger effective March 2003, Synaptic Pharmaceuticals became a wholly-owned subsidiary of H. Lundbeck A/S, an international pharmaceutical company. Prior to that, Dr. De Souza held senior management positions with Aventis, and its predecessor company Hoechst Marion Roussel Pharmaceuticals, and was co-founder of Neurocrine Biosciences, Inc. He is currently a director of the publicly-held life sciences companies IDEXX Laboratories, Inc. and Targacept, Inc. and a professor at the Center for Molecular Biology and Behavioral Neurosciences at Rutgers University. Dr. De Souza received his B.A. (Honors) in physiology and his Ph.D. in neuroendocrinology from the University of Toronto and he received his postdoctoral fellowship in neuroscience from The John Hopkins School of Medicine.

        J. STANLEY HULL has been a director since September 2005. Mr. Hull has nearly three decades of experience in the field of sales and marketing. Mr. Hull joined GlaxoSmithKline, a research-based pharmaceutical company, in October 1987 and is currently Senior Vice President for the US Pharmaceuticals - RTP Business Division. Prior to his current position, he served in the R&D organization of GlaxoSmithKline as Vice President and Worldwide Director of Therapeutic Development and Product Strategy-Neurology and Psychiatry. Prior to that, he was Vice President of Marketing - Infectious Diseases and Gastroenterology for Glaxo Wellcome Inc. Mr. Hull started his career in the pharmaceutical industry with SmithKline and French Laboratories in 1978. Mr. Hull received his B.S. in business administration from the University of North Carolina at Greensboro.

CORPORATE GOVERNANCE

NOMINATION OF DIRECTORS

        The Nominating and Corporate Governance Committee conducts an annual director performance evaluation process and proposes nominees for election as directors. Nominees must be well-regarded and experienced participants in their field(s) of specialty, familiar at the time of their appointment with our business, willing to devote the time and attention necessary to deepen and refine their understanding of Palatin and the issues we face, and must have an understanding of the demands and responsibilities of service on a public company board of directors. The committee considers individual merits, such as personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the board and concern for the long-term interests of the stockholders. The committee also considers each candidate in relation to existing or other potential members of the board, with a view to establishing a well-rounded, diverse, knowledgeable, and experienced board.

        The committee will consider stockholder recommendations of nominees if they are accompanied by a comprehensive written resume of the recommended nominee's business experience and background, and a signed consent from the recommended nominee stating that he or she is willing to be considered as a nominee and, if nominated and elected, will serve as a director. The committee will consider candidates recommended by stockholders on the same basis as candidates from other sources. The committee may retain outside consultants to assist in identifying suitable director candidates. Stockholders may send their written recommendations with the required documentation to our executive offices at 4C Cedar Brook Drive, Cranbury, NJ 08512, Attention: Secretary, no later than the deadline for stockholder proposals specified under "Stockholder Proposals For Next Annual Meeting" on page 43.

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DIRECTOR INDEPENDENCE

        The board of directors has determined that all of the directors and nominees except for Dr. Spana (our chief executive officer and president) are independent directors, as defined in Section 121A of the American Stock Exchange ("AMEX") original listing requirements.

THE BOARD AND ITS COMMITTEES

        Committees and meetings. The board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. During the fiscal year ended June 30, 2007, the board met eight times. Four of the meetings were attended by directors in person and four were meetings in which one or more directors participated by telephone. During the fiscal year ended June 30, 2007, the Audit Committee met four times, the Compensation Committee met twice and the Nominating and Corporate Governance Committee met once. A pricing committee, consisting of Drs. Prendergast and Horovitz and Mr. deVeer, was appointed by the board in connection with an underwritten offering of our common stock in February 2007, and met twice. Each director has attended at least 75% of the total number of meetings of the board and committees of the board on which he served. With the exception of Drs. Prendergast and Spana, with Dr. Spana participating by telephone, the directors did not attend the 2006 annual meeting of stockholders.

        Audit Committee. The Audit Committee reviews the engagement of the independent registered public accounting firm and reviews the independence of the independent registered public accounting firm. The Audit Committee also reviews the audit and non-audit fees of the independent registered public accounting firm and the adequacy of our internal control procedures. The Audit Committee is currently composed of three non-employee directors, Mr. deVeer and Drs. Horovitz and Taber. The board has determined that the members of the Audit Committee are independent, as defined in Section 121B(2) of the AMEX listing requirements, and satisfy the requirements of the AMEX as to financial literacy and expertise. The board has determined that at least one member of the committee, Mr. deVeer, is an Audit Committee financial expert as defined by the Securities and Exchange Commission (the "SEC"). The responsibilities of the Audit Committee are set forth in a written charter adopted by the board, a copy of which is available on our web site at www.palatin.com. The report of the Audit Committee appears under Item Two below.

        Compensation Committee. The Compensation Committee reviews and recommends to the board on an annual basis employment agreements and compensation for our officers, directors and some employees, and administers our 2005 Stock Plan and the options still outstanding which were granted under previous stock option plans. The Compensation Committee is composed of Mr. deVeer and Drs. Horovitz, Taber and De Souza. The report of the Compensation Committee appears below, in our discussion of executive compensation.

        The Compensation Committee does not have a written charter. The committee administers our 2005 Stock Plan, under which it may delegate to an officer its authority to grant stock options and rights to officers and employees, except that it cannot authorize an officer to make grants to himself. Our chief financial officer and our Director of Human Resources and Administration support the committee in its work by gathering, analyzing and presenting data on Palatin's compensation arrangements and compensation in the marketplace. During the fiscal year ended June 30, 2007, the committee retained Ernst & Young LLP as an independent consultant to advise it on marketplace trends in executive compensation and the determination of executive officer compensation.

        Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee assists the board in recommending nominees as described above, and in determining the composition of committees. It also reviews, assesses and makes recommendations to the board

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concerning policies and guidelines for corporate governance, including relationships of the board, the stockholders and management in determining Palatin's direction and performance. The responsibilities of the Nominating and Corporate Governance Committee are set forth in a written charter adopted by the board, a copy of which is available on our web site at www.palatin.com. The Nominating and Corporate Governance Committee is composed of Mr. deVeer and Drs. Horovitz and De Souza, each of whom meets the independence requirements currently established by the AMEX.

        Duration of office. Unless a director resigns, all directors hold office until the next annual meeting of stockholders or until their successors have been elected and qualified. Directors serve as members of committees as the board determines from time to time.

STOCKHOLDER COMMUNICATION WITH DIRECTORS

        Generally, stockholders who have questions or concerns should contact Stephen T. Wills, Secretary, Palatin Technologies, Inc., 4C Cedar Brook Drive, Cranbury, NJ 08512. However, any stockholders who wish to address questions regarding our business directly to the board of directors, or any individual director, should direct their questions to the non-employee board members via e-mail at boardofdirectors@palatin.com.

CODE OF CORPORATE CONDUCT AND ETHICS

        We have adopted a code of corporate conduct and ethics that applies to all of our directors and employees, including our chief executive officer and chief financial officer. You can view the code of corporate conduct and ethics at our website, www.palatin.com. We will disclose any amendments to, or waivers from, provisions of the code of corporate conduct and ethics that apply to our directors, principal executive and financial officers in a current report on Form 8-K, unless the rules of the AMEX permit website posting of any such amendments or waivers.

DIRECTOR COMPENSATION

        Non-employee directors' initial option grants. When non-employee directors are first elected to the board, they receive an option to purchase 20,000 shares of common stock with an exercise price equal to the market value on the date of grant. These options vest as to 25% of the option per year, starting on the date of grant. They expire ten years from the date of grant.

        Non-employee directors' annual option grants. On July 1, the first day of each fiscal year, the chairman of the board receives an option to purchase 40,000 shares of common stock and each other non-employee director receives an option to purchase 20,000 shares of common stock, all with an exercise price equal to the closing price on the preceding business day. These options vest in twelve monthly installments beginning July 31. They expire 10 years from the date of grant.

        Non-employee directors' cash compensation. Dr. Prendergast serves as chairman of the board and receives an annual retainer of $60,000, payable quarterly. Effective January 1, 2007, other non-employee directors receive an annual retainer of $30,000, payable on a quarterly basis, with the Audit Committee chairperson and Compensation Committee chairperson receiving an additional $4,000 and $2,000, respectively, payable on a quarterly basis. Prior to January 1, 2007, non-employee directors other than Dr. Prendergast received an annual retainer of $8,000, payable on a quarterly basis, plus $2,000 per in-person board meeting, $300 per telephonic board meeting and $500 per committee meeting, with committee chairpersons receiving an additional $500 per committee meeting.

        Non-employee directors' expenses. Non-employee directors are reimbursed for expenses incurred in performing their duties as directors, including attending all meetings of the board and any committees on which they serve.

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        Employee directors. Employee directors are not separately compensated for services as directors, but are reimbursed for expenses incurred in performing their duties as directors, including attending all meetings of the board and any committees on which they serve.

        Director compensation table. The following table sets forth the compensation we paid to all directors during the fiscal year ended June 30, 2007, except for Dr. Spana, whose compensation is set forth under Executive Compensation below. He did not receive any separate compensation for his services as a director.

Name	Fees earned or paid in cash ($)	Option awards ($) (1) (2)	Total ($)

John K.A. Prendergast, Ph.D	45,000	66,496	111,496
Perry B. Molinoff, M.D	21,000	31,666	52,666
Robert K. deVeer, Jr	25,500	31,666	57,166
Zola P. Horovitz, Ph.D	22,500	31,666	54,166
Robert I. Taber, Ph.D	24,000	31,666	55,666
Errol De Souza, Ph.D	21,500	31,666	53,166
J. Stanley Hull _______________________	19,000	31,666	50,666
(1)	Amounts in this column represent compensation expense we recognized in fiscal 2007 under Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” (SFAS 123R). For a description of the assumptions we used to calculate these amounts, see note 9 to the consolidated financial statements in our annual report on Form 10-K for the fiscal year ended June 30, 2007. The option award expense recorded in fiscal 2007 for each director is the grant date fair value of each option award.

(2)	The aggregate number of shares under option awards outstanding at fiscal year end for each director was:

Dr. Prendergast	477,167
Dr. Molinoff	314,583
Mr. deVeer	254,440
Dr. Horovitz	145,000
Dr. Taber	140,000
Dr. De Souza	98,750
Mr. Hull	46,667

ITEM TWO: RATIFICATION OF THE APPOINTMENT OF KPMG LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We recommend voting FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2008. KPMG served as our independent registered public accounting firm for the fiscal year ended June 30, 2007. We expect that a representative of KPMG will attend the annual meeting. The representative will have an opportunity to

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make a statement, if he or she desires, and will be available to respond to appropriate questions from stockholders.

        Audit Fees. For the fiscal year ended June 30, 2007, KPMG billed us a total of $367,000 for professional services rendered for the audit of our annual consolidated financial statements, review of our consolidated financial statements in our Forms 10-Q, evaluation of the effectiveness of our internal control over financial reporting and services provided in connection with regulatory filings. For the fiscal year ended June 30, 2006, the total billed for the same services was $299,000.

        Audit-Related Fees. For the fiscal years ended June 30, 2007 and 2006, KPMG did not perform or bill us for any audit-related services.

        Tax Fees. For the fiscal year ended June 30, 2007, we anticipate that KPMG will bill us a total of $16,000 for professional services rendered for tax compliance, tax advice and tax planning. For the fiscal year ended June 30, 2006, KPMG billed us $15,000 for professional services rendered for tax compliance, tax advice and tax planning.

        All Other Fees. KPMG did not perform or bill us for any services other than those described above for the fiscal years ended June 30, 2007 and 2006.

        Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Auditors. Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation for and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

        Before engaging the independent registered public accounting firm for the next year’s audit, management will submit to the Audit Committee for approval an estimate of fees for services expected to be rendered during that year in each of four categories:

1. Audit services, including work that generally only our independent registered public accounting firm can reasonably be expected to provide, such as services provided in connection with regulatory filings, statutory audits and attest services and consultation regarding financial accounting and/or reporting standards;

2. Audit-related services, including assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits and special procedures required to meet certain regulatory requirements;

3. Tax services, including services performed by our independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the consolidated financial statements, including fees in the areas of tax compliance, tax planning and tax advice; and

4. All other services not described in the preceding categories. We generally do not request other services from our independent registered public accounting firm.

        The Audit Committee pre-approves fees for each category of service. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances,

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the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

        The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

        In the event the stockholders do not ratify the appointment of KPMG as our independent registered public accounting firm, the Audit Committee will reconsider its appointment.

REPORT OF THE AUDIT COMMITTEE

        We have reviewed and discussed the audited consolidated financial statements for the fiscal year ended June 30, 2007 with Palatin’s management and have discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. In addition, we have received from KPMG LLP the written disclosures and the letter required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and we have discussed with KPMG LLP their independence.

        Based on these reviews and discussions, we recommended to the board of directors that the audited consolidated financial statements be included in Palatin’s annual report on Form 10-K for the fiscal year ended June 30, 2007.

THE AUDIT COMMITTEE

      Robert K. deVeer, Jr., Chairman

        Zola P. Horovitz, Ph.D.

        Robert I. Taber, Ph.D.

ITEM THREE: APPROVAL OF AN INCREASE IN COMMON STOCK
AVAILABLE FOR ISSUANCE UNDER OUR 2005 STOCK PLAN

THE 2005 STOCK PLAN

        Purposes of the plan. The plan is intended to use ownership of our common stock to attract potential employees, directors and consultants and to induce them to work for the benefit of Palatin, and to provide additional incentive for employees, directors and consultants to promote the success of Palatin.

        Administration of the plan. The plan administrator is the Compensation Committee, which may delegate its authority to administer the plan.

        Participants. Participation in the plan is limited to those employees, non-employee directors and consultants of Palatin or its subsidiaries to whom the administrator grants any form of stock rights under the plan. We currently have 66 employees, including three executive officers, and seven non-employee directors, who are eligible to participate.

        Forms of stock rights. The plan contains specific provisions for stock options and stock grants. Those provisions are explained below. The plan also allows us to grant other kinds of stock-based awards, such as restricted stock units, stock appreciation rights and phantom stock awards. A restricted stock unit is the right to have shares of stock issued upon the satisfaction of specified performance conditions or a specified vesting period. A stock appreciation right is the right to receive the value of a given number of shares of stock without actually purchasing the shares. The holder receives cash and/or stock equal to the difference between the initial share price and a subsequent market price. A phantom stock award is the

PROXY STATEMENT, PAGE 12

right to receive shares of stock at a later date. We have not previously used any form of equity compensation or incentives other than common stock purchase options and restricted stock units, but we will use alternative forms if the administrator determines that they would be more effective in carrying out the purposes of the plan.

        Amendment of the plan and agreements. The stockholders may amend the plan. The administrator of the plan may also amend it at any time, however, some amendments may require stockholder approval, depending on laws, regulations and stock exchange rules in effect at the time of the amendment. For instance, under the rules of the AMEX, on which our common stock is currently listed, stockholder approval is required for any material amendment to the plan. A material amendment under the AMEX rules includes any material increase in the number of shares to be issued under the plan (other than to reflect a reorganization, stock split, merger, spinoff or similar transaction).

        No amendment of the plan may, without the participant’s consent, adversely affect agreements with participants under the plan which are executed before the amendment. The administrator may, with the participant’s consent, amend outstanding agreements for stock rights under the plan.

        Termination of the plan. The plan will terminate on March 10, 2015. The stockholders or the board may terminate the plan earlier, but earlier termination will not affect any agreements with participants under the plan which are executed before the termination.

        Dissolution or liquidation. All outstanding stock rights will terminate upon Palatin’s dissolution or liquidation, but the participant or the participant’s survivors will have the right to exercise the vested portion of outstanding options or to accept other stock rights immediately before the dissolution or liquidation.

        Shares subject to the plan. The plan had an initial pool of 5,000,000 shares of our common stock available for grants. In the event of any change in our capital structure which affects our common stock, such as a stock split, stock dividend, recapitalization or business combination, the administrator will adjust the number of shares available to reflect the change (see Adjustments below). Every grant of stock-based rights, or the issuance of shares to a participant, will reduce the pool of shares available under the plan by the number of shares subject to the grant or actually issued. If any kind of grant or portion of a grant under the plan terminates for any reason without being exercised, the unissued shares subject to that grant will go back in to the pool and be available again for other grants. Also, if we buy back shares (at no more than the original issuance price) which we issued under a stock grant or any other stock-based award, then the shares which we buy back will go back in to the pool.

        Adjustments. Unless otherwise provided under an individual stock right, the administrator (or the board of directors of a successor to Palatin) will adjust all stock rights to preserve their value in the event of stock dividends and stock splits, corporate transactions such as a merger, consolidation or sale of substantially all our assets, or a recapitalization or reorganization.

        Transfer of stock rights. Unless the administrator otherwise approves, stock rights are not transferable except by will or the laws of descent and distribution, and are exercisable only by the participant during his or her lifetime.

        Registration of shares and resale restrictions. Unless and until we register the shares to be issued under the plan with the SEC, they will be restricted shares, which the holder cannot sell or transfer without an exemption from registration requirements. We have registered the initial pool of 5,000,000 shares issuable under the plan on Form S-8. If the amendment is approved, we intend to register the additional stock issuable under the plan on Form S-8.

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STOCK OPTIONS UNDER THE PLAN

        Qualified and non-qualified options. The plan provides for the grant of options which are qualified “incentive stock options” under Section 422 of the Internal Revenue Code, and of non-qualified options, which do not meet the requirements of Section 422. Qualified options can be granted only to employees, while non-qualified options can be granted to employees, non-employee directors, and consultants. Although the principal difference between qualified and non-qualified options lies in the tax consequences to the option holder (see Tax Consequences below), the qualified options are also subject to several restrictions which the plan is designed to accommodate. Those restrictions are included in the following descriptions of plan features.

        Option prices. For non-qualified options, the exercise price per share must be at least the fair market value of common stock on the applicable date. For qualified options, the exercise price per share must be at least the fair market value of common stock on the date of grant, except that if the recipient owns more than 10% of our outstanding common stock before the grant, the exercise price per share must be at least 110% of the fair market value of common stock on the date of grant. The “fair market value” of common stock is the closing market price of common stock on the stock exchange or in the over-the-counter market on the applicable date. The closing market price of our common stock on October 25, 2007 was $0.38 per share. Recipients will pay us the exercise price for common stock purchasable under an option only if and when they choose to exercise the option.

        Option vesting and expiration. The administrator determines the vesting schedule and expiration date of each option. Vesting may be immediate or on a fixed schedule, or may be subject to the occurrence of certain conditions or the attainment of stated goals or events. There is no minimum term for which an option must be exercisable. For non-qualified options, the plan does not state a maximum term. For qualified options, the maximum term is 10 years from the date of grant, except that if the recipient owns more than 10% of our outstanding common stock before the grant, the maximum term is five years from the date of grant. Although the plan itself expires on March 15, 2015, options granted before the plan expires will continue to be exercisable until the expiration date of each individual option. Options may be subject to early termination as described below.

        Option exercise. An option holder may exercise all or any part of the vested portion of an option by delivering written notice, along with payment in U.S. funds by cash or check of the exercise price for the number of shares specified. The administrator may provide for other methods of payment.

        Early termination. Unless the administrator provides otherwise, if an option holder ceases to serve as an employee, non-employee director or consultant of Palatin or its affiliates, whether voluntarily or otherwise, that option holder’s non-vested options will terminate immediately, and vested options will expire within the time designated in each holder’s option agreement. For qualified options, the vested portion will expire no more than three months after termination of the relationship with Palatin. If the relationship terminated due to death or disability, the vested portion will expire one year after termination. If we terminate the relationship for “cause” (as defined below), then that holder’s outstanding options will terminate immediately. For purposes of the plan, “cause” includes dishonesty, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, breach of any provision of any employment, consulting, advisory, non-disclosure, non-competition or similar agreement, and conduct substantially prejudicial to Palatin’s business.

        Tax consequences. Options granted under the plan may be either tax-qualified employee incentive stock options, or non-qualified options.

•	In the case of qualified options, neither grant nor exercise results in compensation income to the employee. We recognize on our books a compensation expense for accounting purposes

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calculated in accordance with SFAS 123R, but do not take an expense deduction on our tax return. If the employee holds the stock issued on exercise for a holding period of at least two years after the date of grant, or one year after the exercise (whichever is longer), then upon subsequent sale of the stock, the employee will recognize as capital gains income (not compensation income) the difference between the sale price and the exercise price. If the employee sells the stock before the prescribed holding period has passed (a “disqualifying disposition”), then the employee will recognize as compensation income the difference between the exercise price and the fair market value of the stock at the time of exercise. That compensation income will be added to the basis of the option stock in determining the capital gain, if any, on the disqualifying disposition. Employees who receive qualified options must agree to notify us of any disqualifying disposition which allows us to take a compensation deduction on our tax return.

•	In the case of non-qualified options, the grant does not result in compensation income for the option holder. We recognize on our books a compensation expense for accounting purposes calculated in accordance with SFAS 123R, but do not take an expense deduction on our tax return. The exercise of a non-qualified option results in the option holder recognizing as compensation income the difference between the exercise price and the fair market value of the stock at the time of exercise. We would have a compensation deduction at that time in the same amount on our tax return.

STOCK GRANTS UNDER THE PLAN

        Stock grant terms. The administrator may grant shares of stock directly to a participant. The terms of a stock grant may require the participant to pay a specified price for the stock, or may grant the stock without any purchase price. Vesting may be immediate or on a fixed schedule, or may be subject to the occurrence of certain events or the attainment of stated goals.

        Early termination. If a participant ceases to serve as an employee, non-employee director or consultant of Palatin or its affiliates, whether voluntarily or otherwise, any offered stock grants which the participant has not accepted will terminate immediately. For accepted stock grants of restricted stock, we will continue to be able to exercise our repurchase rights (if any) until the vesting lapses under the terms of the stock grant agreement. If we terminate the relationship for “cause” (as defined below), then we will immediately have the right to repurchase any stock issued under a stock grant, for the original purchase price. For purposes of the plan, “cause” includes dishonesty, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, breach of any provision of any employment, consulting, advisory, non-disclosure, non-competition or similar agreement, and conduct substantially prejudicial to Palatin’s business.

        Tax consequences. Upon the grant of a stock award which is subject to vesting conditions, the recipient does not recognize any income, and we recognize on our books for accounting purposes a compensation expense calculated in accordance with SFAS 123R, but do not take an expense deduction on our tax return. The issuance of stock upon vesting of a stock award would result in income to the recipient and an expense deduction on our tax return for us.

RESTRICTED STOCK UNITS UNDER THE PLAN

        Restricted stock unit terms. The administrator may grant shares of stock under restricted stock unit agreements, providing for vesting, and concurrent issuance, of shares of common stock without further payment upon the satisfaction of specified performance conditions or a specified vesting period.

        Early termination. If a participant ceases to serve as an employee, non-employee director or consultant of Palatin or its affiliates, whether voluntarily or otherwise, any restricted stock units which

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have not vested will terminate immediately. Restricted stock unit agreements lapse if any employee of Palatin voluntarily ceases to serve as an employee or is terminated for “cause” (as defined below), but may accelerate if an employee is terminated for other reasons, including a reduction in force or change in control. For purposes of the plan, “cause” includes dishonesty, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, breach of any provision of any employment, consulting, advisory, non-disclosure, non-competition or similar agreement, and conduct substantially prejudicial to Palatin’s business.

        Tax consequences. Upon the grant of a restricted stock unit, the recipient does not recognize any income. We recognize on our books a compensation expense for accounting purposes calculated in accordance with SFAS 123R, but do not take an expense deduction on our tax return. The issuance of stock upon vesting of a restricted stock unit would result in income to the recipient and an expense deduction on our tax return for us.

EQUITY COMPENSATION PLAN INFORMATION AS OF JUNE 30, 2007

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

	(a)	(b)	(c)

Equity compensation plans approved by security holders	7,363,654	$2.89(1)	1,820,777

Equity compensation plans not approved by security holders	646,967(2)	$1.84	0

Total	8,010,621		1,820,777

(1)	Excludes an aggregate of 975,000 shares issuable upon vesting of restricted stock units. Restricted stock units will vest in 325,000 share increments if our closing share price is greater than $4.00, $6.00 and $8.00 for twenty consecutive trading days prior to October 6, 2010.

(2)	Consists of options granted to a former director for a total of 6,066 shares with exercise prices from $5.44 to $7.50 per share with an expiration date of December 4, 2007; common stock purchase warrants granted to private offering placement agents to purchase an aggregate of 535,901 shares, with exercise prices from $1.37 to $1.54 per share, of which 77,254 were exercised in July 2007 and 458,647 expire on November 15, 2007; and common stock purchase warrants granted to licensors and service providers to purchase an aggregate of 105,000 shares, with exercise prices from $2.82 to $4.00 per share and expiration dates from November 30, 2007 to May 13, 2012.

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AWARDS GRANTED TO MANAGEMENT, DIRECTORS AND EMPLOYEES

        The following table shows all outstanding options and restricted stock units as of October 25, 2007, whether currently exercisable or not, granted under the 2005 Stock Plan to our officers, directors and employees.

OUTSTANDING AWARDS TABLE – 2005 STOCK PLAN

Name and Position	Number of option shares	Number of restricted stock units
Carl Spana, Ph.D., chief executive officer, president and director	283,000	375,000
Stephen T. Wills, MST, CPA, chief financial officer and executive vice president of operations	223,000	300,000
Trevor Hallam, Ph.D., executive vice president of research and development	100,000	300,000
Shubh D. Sharma, Ph.D., vice president and chief scientific officer	43,750	–
John K.A. Prendergast, Ph.D., director and chairman of the board	126,000	–
Perry B. Molinoff, M.D., director	40,000	–
Robert K. deVeer, Jr., director	40,000	–
Zola P. Horovitz, Ph.D., director	40,000	–
Robert I. Taber, Ph.D., director	40,000	–
Errol de Souza, Ph.D., director	40,000	–
J. Stanley Hull, director	56,667	–
THREE CURRENT EXECUTIVE OFFICERS AS A GROUP: (1)	606,000	975,000
SEVEN NON-EXECUTIVE DIRECTORS AS A GROUP:	382,667	–
NON-MANAGEMENT EMPLOYEES AS A GROUP:	1,495,346	1,573,915

(1)	Does not include the options granted to Dr. Sharma, who ceased to be an officer and employee on September 30, 2007. If not exercised, his options will expire on December 30, 2007.

INCREASE IN PLAN SHARES

        The board has authorized an increase in the number of shares of common stock available for issuance under the 2005 Stock Plan from 5,000,000 shares to 10,000,000 shares. This increase in the number of shares available under the plan requires stockholder approval. As of October 25, 2007, options to purchase 2,534,013 shares are outstanding and unvested stock awards for 2,548,915 shares are outstanding under the plan. Options to purchase 27,056 shares have been exercised under the plan. The number of shares issued or potentially issuable under all options and stock awards is 5,109,984, which exceeds the number of shares available for issuance under the plan by 109,984. The board expects that

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vested options for 138,204 shares will expire on December 30, 2007, leaving 4,971,780 shares issued or issuable under outstanding options and stock awards and 28,220 shares available for future grants, assuming no new awards are granted through December 30, 2007. In the event that more than 28,220 of the options scheduled to expire on December 30, 2007 are exercised, and the amendment increasing plan shares is not approved, effective January 1, 2008 the awards of restricted stock units to non-management employees made on September 25, 2007 aggregating 1,573,915 shares will be reduced pro rata to cover the shortfall.

INTEREST OF MANAGEMENT IN SHARE INCREASE

        The board has not granted or agreed to grant any options or stock awards under the plan to members of management, other than the amounts shown above. Although the non-employee directors normally receive an annual grant of options for 20,000 shares and the chairman of the board normally receives an annual grant of options for 40,000 shares in July of each year (see “Director Compensation” above), the directors and the chairman will receive no further options under the plan unless and until the plan is amended by the vote of stockholders to increase the shares available under the plan.

TEXT OF PLAN AMENDMENT

        Section 3 of the plan will be amended to read as follows (changed language is bracketed and struck through):

3.	SHARES SUBJECT TO THE PLAN.

The number of Shares which may be issued from time to time pursuant to this Plan shall be 10,000,000 [~~5,000,000~~], or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 24 of the Plan.

If an Option ceases to be outstanding, in whole or in part (other than by exercise), or if the Company shall reacquire (at no more than its original issuance price) any Shares issued pursuant to a Stock Grant or Stock-Based Award, or if any Stock Right expires or is forfeited, cancelled, or otherwise terminated or results in any Shares not being issued, the unissued Shares which were subject to such Stock Right shall again be available for issuance from time to time pursuant to this Plan.

THE BOARD OF DIRECTORS URGES YOU TO VOTE “FOR” THE PLAN AMENDMENT TO INCREASE THE SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE FROM 5,000,000 T0 10,000,000 SHARES.

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EXECUTIVE OFFICERS

Name	Age	Position with Palatin
Carl Spana, Ph.D	45	Chief executive officer, president, and director
Stephen T. Wills, MST, CPA	50	Chief financial officer and executive vice president of operations, secretary and treasurer
Trevor Hallam, Ph.D	49	Executive vice president of research and development
Shubh D. Sharma, Ph.D	52	Vice president and chief scientific officer

Executive officers are appointed by the board and serve at the discretion of the board. Each officer holds his position until his successor is appointed and qualified. The current executive officers hold office under employment agreements. Dr. Sharma ceased to be an officer and employee as of September 30, 2007.

        Additional information about Dr. Spana is included under Item One: Election of Directors.

        STEPHEN T. WILLS, MST, CPA, has been vice president, secretary, treasurer and chief financial officer since 1997 and has been executive vice president of operations since 2005. From July 1997 to August 2000, Mr. Wills was also a vice president and the chief financial officer of Derma Sciences, Inc., a publicly held company which provides wound and skin care products, and currently serves as a director of Derma. Mr. Wills is also a director of U.S. Helicopter Corp., a publicly held company. From 1991 to August 2000, he was the president and chief operating officer of Golomb, Wills & Company, P.C., a public accounting firm. Mr. Wills, a certified public accountant, received his B.S. in accounting from West Chester University, and an M.S. in taxation from Temple University.

        TREVOR HALLAM, Ph.D., has been executive vice president of research and development since May 2005. From 1996 to 2005, Dr. Hallam held senior management positions within AstraZeneca R&D, including vice president of biologics based out of the UK, vice president of respiratory and inflammation research based in Sweden and vice president of medical affairs within the US. From 1985 to 1995, Dr. Hallam served in senior management positions within Smith Kline and French Research, Glaxo Group Research and Roche Research. Dr. Hallam joined the pharmaceutical industry after a post-doctoral fellowship at the Physiological Laboratory, University of Cambridge, UK. He earned his Ph.D. in biochemistry from the University of London and his B.Sc. from the University of Leeds.

        SHUBH D. SHARMA, Ph.D. ceased to be an officer and employee on September 30, 2007, in conjunction with our reduction in workforce. He had been vice president and chief scientific officer since March 2006 and, prior to that, chief technical officer since August 2001. He had been our executive director of research since November 2000 and director of chemistry since 1996. Dr. Sharma was associate director of research and development and director of peptide research for RhoMed Incorporated (now our wholly-owned subsidiary) at the time we merged with RhoMed in 1996, and had worked as director of peptide research for RhoMed since 1994. Previously, he had worked on drug design and peptide research at the University of Arizona in Tucson, and at the Swiss Federal Institute of Technology in Zurich, Switzerland. Dr. Sharma received his Ph.D. from the Central Drug Research Institute in Lucknow, India.

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EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

        Executive compensation program overview and objectives. This Compensation Discussion and Analysis provides a narrative overview of our executive compensation philosophy, programs and policies. It is intended to highlight for stockholders significant information relating to our executive compensation programs and includes analysis on the compensation earned by our named executive officers, as detailed in the executive compensation tables that follow.

        Our compensation program is designed to attract, retain and reward executive officers and other key employees who contribute to our long-term success and to motivate those individuals to enhance long-term stockholder value. It rewards the achievement of specific operating goals from year to year and of strategic goals over several years, and it rewards responses to our business challenges and opportunities which will increase the value of our stock over the long term. The compensation program is administered by the Compensation Committee of the board of directors, which consists of independent directors.

        The Compensation Committee’s basic responsibility is to review the performance of our management in achieving corporate goals and objectives and to assure that our management is compensated effectively in a manner consistent with our compensation philosophy, competitive practice and the requirements of the appropriate regulatory bodies.

        None of the named executive officers had any role in determining the compensation of other named executive officers, although the Compensation Committee does consider the recommendations of Dr. Spana in setting compensation levels for executive officers other than Dr. Spana.

        We attempt to align the interests of our stockholders and management by integrating compensation with our short-term and long-term corporate strategic and financial objectives. In order to attract and retain the most qualified personnel, we intend to offer a total compensation package competitive with companies in the biopharmaceutical, life sciences and pharmaceutical industries, taking into account relative company size, performance and geographic location as well as individual responsibilities and performance.

        Compensation analysis. We compete for senior executive talent with biopharmaceutical and other life sciences and technology companies. As a part of our annual performance review process we review the market competitiveness of our executive officer compensation. We consider levels of compensation at companies comparable to Palatin. We primarily use data from the Radford Biotechnology Compensation Survey, which for the 2006 Biotechnology Compensation Survey included data from 177 companies with 50 to 149 employees. We have also established a peer group for comparison of twelve publicly traded companies in our industry:

Avigen Inc.	Nastech Pharmaceutical Company Inc.
BioMarin Pharmaceutical, Inc.	Pharmacopeia Inc.
Cell Therapeautics Inc.	Pharmion
Dov Pharmaceutical Inc.	Renovis, Inc.
Dyax Corp.	Titan Pharmaceuticals, Inc.
Indevus Pharmaceuticals Inc.	Vivus, Inc.

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        Our goal is to keep our executive officers’ annual compensation near the average of comparable companies in our industry, while providing incentives to work for long-term increases in share value. At present, Dr. Spana’s total compensation is slightly below average based on the Radford Survey and our peer group. Mr. Wills is both chief financial officer and executive vice president of operations. His total annual compensation is slightly above average based on the Radford Survey and our peer group, which we believe is appropriate because Mr. Wills performs the duties of a chief financial officer and a chief operations officer. Dr. Hallam’s total annual compensation is also slightly above average based on the Radford Survey and our peer group. We believe this is appropriate because of the central importance of research and development to creation of stockholder value.

        Elements of executive compensation. The elements of compensation for executive officers are base salaries, annual cash incentives, long-term equity incentives, and additional benefits which are available to most other employees, including a 401(k) plan, health and welfare insurance, and life insurance, some of which allocate payments generally based on an individual’s level of annual cash compensation. Executive officers have substantial portions of their compensation at risk for annual and long-term performance, with the largest portion at risk for the most senior executive officers. We do not provide any material perquisites or personal benefits to our named executive officers.

        Compensation consultants. The Compensation Committee hires experts in the field of executive compensation to assist it with its evaluation of executive officer compensation and other advisors to assist with other matters related to executive officer and director compensation. In the fiscal year ended June 30, 2007, the committee engaged Ernst & Young LLP to consult on long-term equity compensation, as discussed below.

        Limitations on deductibility of compensation. Section 162(m) of the Internal Revenue Code (the “Code”) limits Palatin’s deduction for federal income tax purposes to not more than $1 million of compensation (including stock options and other stock awards) paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code. At the present time, it is unlikely that the compensation paid to any executive officer in a taxable year will exceed $1 million. Therefore, we have not established a policy for determining which forms of incentive compensation awarded to executive officers will be designed to qualify as “performance-based compensation.” However, the Compensation Committee believes that stockholder interests are best served by not restricting the Compensation Committee’s discretion and flexibility in structuring compensation programs, even though those programs may result in certain non-deductible compensation expenses.

        Section 409A of the Internal Revenue Code. The American Jobs Act of 2004 added Section 409A to the Code and significantly changed the tax rules governing non-qualified deferred compensation arrangements. The Compensation Committee, together with our management, will continue to review the provisions of Section 409A of the Code and its rules and regulations, and as necessary to adapt various compensation arrangements as required.

        Annual base salary. The employment agreement with each executive officer sets an initial annual base salary, which was competitive in our industry, given the executive’s experience and qualifications, at the time we entered into the agreement. In order to obtain information about salaries in comparable companies in our industry, since 2005 we have primarily used the Radford Biotechnology Compensation Survey, and secondarily the peer group of publicly traded companies, as discussed above. The Compensation Committee then annually reviews each executive officer’s base salary. Among the factors taken into consideration during this annual review are

•	individual and corporate performance,

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•	levels of responsibility,

•	prior experience,

•	breadth of knowledge of the industry,

•	inflation and increases in cost of living, and

•	competitive pay practices.

If salaries at comparable companies appear to have increased, we recommend similar increases, but only if each executive’s performance warrants an increase and if the increase is prudent in view of Palatin’s financial condition.

        The following table shows the executive officers’ base salaries for fiscal years 2005 through 2008. The base salary for fiscal 2005 was set in employment agreements which we entered into with each executive officer in 2005, and the base salary for fiscal 2008 was set in employment agreements which we entered into with Dr. Hallam effective May 2007 and Dr. Spana and Mr. Wills effective July 2007.

	Base salary in fiscal year:
Name	2005	2006	% increase	2007	% increase	2008	% increase

Carl Spana, Ph.D	$340,000	$350,000	2.9%	$370,000	5.7%	$390,000	5.4%

Stephen T. Wills, MST, CPA	$275,000	$285,000	3.6%	$305,000	7.0%	$321,000	5.2%

Trevor Hallam, Ph.D	N/A	$275,000	N/A	$305,000	10.9%	$321,000	5.2%

Shubh D. Sharma, Ph.D	$196,000	$201,900	3.0%	$201,900	0.0%	$210,000	4.0%

        The 10.9% increase in Dr. Hallam’s base salary for 2007 brought his salary into line with that of Mr. Wills, reflecting comparable levels of responsibility for our two executive vice presidents. The smaller yearly increases of 2.9% to 7.0% in base salaries were intended to compensate for inflation and to keep our executive officers’ base salaries in line with competitive pay practices.

        Annual cash bonus. In addition to the competitive annual base salary, we intend to reward executive officers each year for the achievement of specific goals, which may be financial, operational or technological. We consider objectively measurable goals, such as obtaining new investment capital, negotiating valuable contracts and achieving research and regulatory milestones, and more subjective goals, such as quality of management performance and consistency of effort. Palatin’s objectives include operating, strategic and financial goals that the board considers to be critical to Palatin’s overall goal of building stockholder value. Our recommendations for cash bonuses also take into account Palatin’s liquidity and capital resources in any given year. The table below shows annual cash bonuses for our executive officers from 2005 through 2007.

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	Cash bonus earned in fiscal year:
Name	2005	2006	2007

Carl Spana, Ph.D	$260,000	$100,000	$60,000

Stephen T. Wills, MST, CPA	$240,000	$75,000	$42,500

Trevor Hallam, Ph.D	$25,000	$75,000	$42,500

Shubh D. Sharma, Ph.D	$95,000	$0	$40,400

        The relatively high bonus amounts earned in fiscal 2005 by Dr. Spana, Mr. Wills and Dr. Sharma reflected specifically the achievement of initial regulatory approval of our NeutroSpec® product, and in the case of Dr. Spana and Mr. Wills, the successful negotiation of a major collaborative marketing and development agreement relating to our bremelanotide product.

        For the fiscal year ended June 30, 2007, the committee set bonus targets, as a percentage of annual base salary, of 40% for Dr. Spana and 33.33% for Mr. Wills and Dr. Hallam. Actual bonus percentages earned in fiscal 2007 were 16.2% for Dr. Spana and 13.9% for Mr. Wills and Dr. Hallam. Bonuses earned in 2006 and 2007 reflect continued progress in our research and development programs during those fiscal years, but the lower bonus amounts earned in fiscal 2007 primarily reflect delay in the achievement of a corporate objective related to the advancement of our bremelanotide program.

        Long-term equity compensation. The allocation of compensation between current cash and long-term equity compensation is determined by two limiting factors:

(a) in our highly competitive industry, we can only attract and retain executive officers by paying cash compensation comparable to our peer companies; and

(b) until we have significant, stable operating revenues, we believe it would not be prudent to pay higher cash compensation than necessary to attract and retain executive officers, or to attempt to fund a pension plan or other long-term cash incentives, or to provide substantial perquisites.

Equity compensation is a standard component of compensation in our industry. We therefore rely on stock-based compensation both to provide a competitive overall compensation package, and to provide long-term incentives. Our only current long-term incentive plan is our 2005 Stock Plan. Compensation and incentives under the 2005 Stock Plan consist of stock options and restricted stock units, or RSUs (a promise to issue shares of common stock without further payment, upon the fulfillment of certain conditions). We determine the size of grants on the basis of compensation practices of comparable companies in our industry, and on our objective of significantly linking executive compensation with stockholder interests.

        The allocation of compensation between long-term and current amounts is basically a matter of incentive: beyond the current cash compensation necessary to recruit and retain executive officers, and reward them for achieving short-term operating goals, we believe that further compensation should be tied to long-term increases in share value.

        We use only two kinds of long-term incentive awards: stock options and restricted stock units. In October 2006, we granted stock options to Dr. Spana, Mr. Wills and Dr. Hallam which vest in equal installments over a four-year period, and we also granted them a larger number of restricted stock units which vest only upon achievement of significant increases in our common stock price over a period of up

PROXY STATEMENT, PAGE 23

to four years. At that time, we also determined that these three executive officers would not receive any further stock options or stock awards during the remainder of fiscal 2007 or the next three fiscal years. However, the Compensation Committee intends to review executive officer long-term equity compensation on an annual basis, and may make additional grants if warranted, considering market conditions, our common stock price and the interests of our stockholders along with the other factors discussed above. We do not have any equity or other security ownership requirements or guidelines for executive officers, but the restricted stock units are subject to a minimum retention amount as explained below.

        We retained Ernst & Young LLP to advise us on strategic aspects of the October 2006 equity incentive awards, accounting, tax and financial implications, and general competitive market trends and practices. We divided the long-term incentive grants between options and restricted stock units in order to provide slightly different incentives. The stock options automatically vest in yearly installments regardless of how our stock price performs, but only benefit the holder if our stock price increases over the exercise price. This provides incentive from year to year for executive officers to work to increase the stock price. The restricted stock units do not vest automatically with the passage of time; they vest in three installments only if our common stock increases over the grant date price by 61%, 141% and 221% within a four-year period. The restricted stock units are also subject to a retention requirement of 33% of any stock issued, to ensure that the executive officers continue to have a substantial equity stake in Palatin while they are employed by Palatin. Any unvested restricted stock units expire at the end of four years. These features provide incentives for the executive officers to strive for longer term, significant stock price increases.

        Timing of equity compensation grants and determination of option exercise prices. We make grants of stock options to executive officers either as soon as practicable after the end of the fiscal year, or in conjunction with the signing of employment agreements, just as we do for non-executive employees. The exercise price for all options granted is the closing market price on the grant date or, for annual option grants scheduled in advance, the day preceding the option grant. The Compensation Committee does not attempt to target any market price or take into account stock price fluctuations in determining the timing of option grants. Our stock price is somewhat volatile and the option exercise prices vary considerably. Currently the range of option exercise prices for executive officers is from $1.00 to $6.00 per share, all of which are above our current share price. We do not believe that the wide variance in exercise price impairs the incentive value of the options because if Palatin is successful in the long term, all of the options have the potential to become profitable regardless of variations in exercise prices.

        Termination and change-in-control provisions. The employment agreements with each of our executive officers allow us or the employee to terminate the agreement upon written notice, and contain other provisions for termination by us for “cause,” or by the employee for “good reason” or after a “change in control” (as these terms are defined in the employment agreements). See the table under “Termination and Change-in-Control Arrangements” below for specific amounts which we may be obligated to pay. The termination provisions were negotiated between the Compensation Committee and our executive officers, and reflect terms competitive with agreements at comparable companies in the biopharmaceutical, life sciences and pharmaceutical industries.

REPORT OF THE COMPENSATION COMMITTEE

        We have reviewed and discussed with management the Compensation Discussion and Analysis provided above. Based on these reviews and discussions, we recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

PROXY STATEMENT, PAGE 24

THE COMPENSATION COMMITTEE

        Robert I. Taber, Ph.D., Chairman

        Robert K. deVeer, Jr.

        Zola P. Horovitz, Ph.D.

        Errol De Souza, Ph.D.

SUMMARY COMPENSATION TABLE

        The following table summarizes the compensation earned by or paid to our principal executive officer, principal financial officer and our two other executive officers for the fiscal year ended June 30, 2007. We have no non-equity incentive plan, no defined benefit or actuarial pension plan, and no deferred compensation plan.

Name and Principal Position	Year	Salary ($)	Bonus (1) ($)	Stock awards (2) ($)	Option awards (2) ($)	All other compen- sation (3) ($)	Total ($)

Carl Spana, Ph.D.,	2007	370,000	60,000	193,594	48,836	3,238	675,668
chief executive
officer and president

Stephen T. Wills,	2007	305,000	42,500	154,875	33,467	6,900	542,742
MST, CPA, chief
financial officer
and executive vice
president of
operations

Trevor Hallam, Ph.D.,	2007	305,000	42,500	154,875	33,467	7,050	542,892
executive vice
president of research
and development

Shubh D. Sharma,	2007	201,900	40,400	0	0	6,104	248,404
Ph.D., vice president
and chief scientific
officer (4)

(1)	Bonus amounts earned in fiscal 2007 were paid in July 2007, after the end of the fiscal year.

(2)	Amounts in these columns represent compensation expense which we recognized in fiscal 2007. For a description of the assumptions we used to calculate these amounts, see note 9 to the consolidated financial statements in our annual report on Form 10-K for the fiscal year ended June 30, 2007.

(3)	Consists of matching contributions to 401(k) plan accounts. (4) Dr. Sharma’s employment terminated on September 30, 2007.

PROXY STATEMENT, PAGE 25

GRANTS OF PLAN-BASED AWARDS

        The following table summarizes the grants of plan-based awards to our principal executive officer, principal financial officer and our two other executive officers in the fiscal year ended June 30, 2007. We have no non-equity incentive plan, and we did not make any stock awards other than the equity incentive plan awards. The equity incentive plan awards shown below are described in the Compensation Discussion and Analysis section, under “Long-term equity compensation.”

		Estimated future payouts under equity incentive plan awards (1)			All other option awards: number of securities underlying	Exercise or base price of option	Grant date fair value of stock
Name	Grant date	Threshold (#)	Target (#)	Maximum (#)	options (#)	awards ($/Sh)	and option awards

Carl	10/06/06	125,000	250,000	375,000		–	$692,308
Spana	10/06/06				125,000	$2.49	$223,122

Stephen	10/06/06	100,000	200,000	300,000		–	$553,846
T. Wills	10/06/06				100,000	$2.49	$178,498

Trevor	10/06/06	100,000	200,000	300,000		–	$553,846
Hallam	10/06/06				100,000	$2.49	$178,498

Shubh D	–	–	–	–	–	–	–
Sharma (2)

(1)	See footnote (2) to the Outstanding Equity Awards at Fiscal Year-End table.

(2)	Dr. Sharma did not receive any plan-based awards in the fiscal year ended June 30, 2007. On July 1, 2007, we granted Dr. Sharma an option to purchase 30,000 shares at $1.91 per share. That option expired without vesting on September 30, 2007, upon termination of Dr. Sharma’s employment.

PROXY STATEMENT, PAGE 26

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The following table summarizes all of the currently outstanding equity awards granted to our principal executive officer, principal financial officer and our two other executive officers as of June 30, 2007, the end of our fiscal year.

Option awards (1)	Stock awards (2)

Name	Option or stock award grant date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(3)

Carl	03/24/98	74,196	0	1.00	03/24/08
Spana	09/11/98	50,000	0	2.50	09/11/08
	12/31/98	50,000	0	4.125	12/31/08
	07/08/99	75,000	0	4.875	07/08/09
	10/05/99	150,000	0	3.0625	10/05/09
	08/01/00	90,000	0	5.125	08/01/10
	08/01/00	50,000	0	5.125	08/01/10
	10/01/01	100,000	0	3.19	10/01/11
	12/11/02	100,000	0	2.00	12/11/12
	07/16/03	100,000	0	3.24	07/16/13
	07/01/05	18,750	56,250	3.75	07/01/15
	07/01/05	41,500	41,500	1.75	07/01/15
	10/06/06	0	125,000	2.49	10/06/16
	10/06/06					375,000	742,500

Stephen T.	01/21/98	25,000	0	6.00	01/21/08
Wills	09/11/98	50,000	0	2.50	09/11/08
	12/31/98	50,000	0	4.125	12/31/08
	07/08/99	50,000	0	4.875	07/08/09
	10/05/99	150,000	0	3.0625	10/05/09
	08/01/00	40,000	0	5.125	08/01/10
	08/01/00	25,000	0	5.125	08/01/10
	10/01/01	70,000	0	3.19	10/01/11

PROXY STATEMENT, PAGE 27

Option awards (1)	Stock awards (2)

Name	Option or stock award grant date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(3)

	12/11/02	80,000	0	2.00	12/11/12
	07/16/03	80,000	0	3.24	07/16/13
	07/01/05	12,500	37,500	3.75	07/01/15
	07/01/05	36,500	36,500	1.75	07/01/15
	10/06/06	0	100,000	2.49	10/06/16
	10/06/06					300,000	594,000

Trevor	05/09/05	187,500	62,500	1.99	05/09/15
Hallam	05/09/05	50,000	50,000	1.99	05/09/15
	10/06/06	0	100,000	2.49	10/06/16
	10/06/06					300,000	594,000

Shubh D.	09/11/98	10,000	0	2.50	09/11/08
Sharma	08/01/00	10,000	0	5.125	08/01/10
	11/01/00	20,000	0	5.375	11/01/10
	07/12/01	35,000	0	4.25	07/12/11
	12/11/02	30,000	0	2.00	12/11/12
	07/16/03	50,000	0	3.24	07/16/13
	07/01/05	8,750	26,250	3.75	07/01/15
	07/01/05	17,500	17,500	1.75	07/01/15

(1)	Stock option vesting schedules: all options granted before May 1, 2005 have fully vested. Options granted from May 1, 2005 on have the following vesting schedules:

PROXY STATEMENT, PAGE 28

Grant date:	Exercise Price:	Vesting schedule:

05/09/05	$1.99	the option for a total of 250,000 shares vests as to 1/4 of the shares per year starting on the grant date

05/09/05	$1.99	the option for a total of 100,000 shares vested as to 50,000 shares in anuary 2007; the option for the remaining 50,000 shares, which had not vested as of June 30, 2007, vested in September 2007

07/01/05	$3.75	vests as to 1/4 of the shares per year starting on the first anniversary of the grant date

07/01/05	$1.75	vests as to 1/4 of the shares on the grant date and 1/4 of the shares per year starting on the first anniversary of the grant date

10/06/06	$2.49	vests as to 1/4 of the shares per year starting on the first anniversary of the grant date

(2)	Stock awards consist of restricted stock units. No restricted stock units have vested. They do not automatically vest over time, but are subject to the following vesting conditions:

•	1/3 of the shares upon attainment of a $4.00 per share common stock trading price for twenty consecutive trading days

•	1/3 of the shares upon attainment of a $6.00 per share common stock trading price for twenty consecutive trading days

•	1/3 of the shares upon attainment of an $8.00 per share common stock trading price for twenty consecutive trading days

Unvested restricted stock units expire on October 6, 2010.

(3)	Calculated by multiplying the number of restricted stock units by $1.98, the closing market price of our common stock on June 29, 2007, the last trading day of our most recently completed fiscal year (June 30, 2007).

(4)	Dr. Sharma’s employment terminated on September 30, 2007. All of his unvested options expired on that date, and his vested options will expire on December 30, 2007. On July 1, 2007, we granted Dr. Sharma an option to purchase 30,000 shares at $1.91 per share. That option expired without vesting on September 30, 2007.

OPTION EXERCISES AND STOCK VESTED

        No executive officer has exercised any option and no stock awards have vested.

TERMINATION AND CHANGE-IN-CONTROL ARRANGEMENTS

        On June 5, 2007, we entered into employment agreements with Dr. Spana, Mr. Wills and Dr. Hallam, which continue through June 30, 2010 unless terminated earlier. The agreements contain the following provisions concerning severance compensation and the vesting of stock options upon termination of employment or upon a change in control of the company.

        Termination Without Severance Compensation. Regardless of whether there has been a change in control, if we terminate employment for cause or the employee terminates employment without good reason (as those terms are defined in the employment agreement), then the employee receives only his accrued salary and vacation benefits through the date of termination. He may also elect to receive medical and dental benefits pursuant to COBRA for up to two years, but must remit the cost of coverage to us. Under the terms of our outstanding options and restricted stock units, all unvested options and restricted

PROXY STATEMENT, PAGE 29

stock units would terminate immediately, and vested options would be exercisable for three months after termination.

        Severance Compensation Without a Change in Control. If we terminate or fail to extend the employment agreement without cause, or the employee terminates employment with good reason, then the employee will receive as severance pay his salary then in effect, paid on our regular pay schedule, plus medical and dental benefits at our expense, for a period of two years (for Dr. Spana) or 18 months (for Mr. Wills and Dr. Hallam) after the termination date. All unvested options would immediately vest and be exercisable for two years after the termination date.

        Severance Compensation After a Change in Control. If, within one year after a change in control, we terminate employment or the employee terminates employment with good reason, then the employee will receive as severance pay 200% (for Dr. Spana) or 150% (for Mr. Wills and Dr. Hallam) of his salary then in effect, paid in a lump sum, plus medical and dental benefits at our expense, for a period of two years (for Dr. Spana) or 18 months (for Mr. Wills and Dr. Hallam) after the termination date. We would also reimburse the employee for up to $25,000 in fees and expenses during the six months following termination, for locating employment. We would also reimburse the employee for any excise tax he might incur on “excess parachute payments” (as defined in Section 280G(b) of the Code). All unvested options would immediately vest and be exercisable for two years after the termination date.

        Option Vesting Upon a Change in Control. A change in control by itself does not change compensation or benefits while the employment agreement remains in effect. However, if any options are to be terminated in connection with a change in control, those options will vest in full immediately before the change in control.

        Definition of a Change in Control. Under the employment agreements, a change in control occurs when:

(a)	some person or entity acquires more than 50% of the voting power of our outstanding securities;

(b)	the individuals who, during any twelve month period, constitute our board of directors cease to constitute at least a majority of the board of directors;

(c)	we enter into a merger or consolidation; or

(d)	we sell substantially all our assets.

        The following table sets forth maximum estimated payments upon termination or a change in control, assuming the event took place on June 29, 2007, the last business day of our most recently completed fiscal year. The closing price of our common stock on June 29, 2007 was $1.98.

Name	Benefit	Option vesting in connection with a change in control ($) (1)	Severance compensation without a change in control ($)	Severance compensation after a change in control ($)

Carl Spana, Ph.D	Severance pay	–	780,000	780,000
	Medical & dental (2)	–	–	–
	Expense reimbursement	–	–	25,000
	Vesting acceleration	9,545	9,545	9,545

PROXY STATEMENT, PAGE 30

Name	Benefit	Option vesting in connection with a change in control ($) (1)	Severance compensation without a change in control ($)	Severance compensation after a change in control ($)

Stephen T. Wills, MST, CPA	Severance pay	–	481,500	481,500
	Medical & dental	–	18,376	18,376
	Expense reimbursement	–	–	25,000
	Vesting acceleration	8,395	8,395	8,395

Trevor Hallam, Ph.D	Severance pay	–	481,500	481,500
	Medical & dental (2)	–	–	–
	Expense reimbursement	–	–	25,000
	Vesting acceleration	–	–	–
(1)	Represents the difference between $1.98, the closing price of our common stock on June 29, 2007, and the exercise price on the accelerated options with an exercise price below $1.98.

(2)	Drs. Spana and Hallam had waived medical and dental coverage as of June 30, 2007. Had they not waived coverage, Dr. Spana would have been entitled to severance compensation for medical and dental either without or after a change in control of $24,502, and Dr. Hallam would have been entitled to severance compensation for medical and dental either without or after a change in control of $18,376.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
PARTICIPATION IN COMPENSATION DECISIONS

        During the fiscal years ended June 30, 2007 and 2006, Mr. deVeer, Dr. Horovitz, Dr. Taber and Dr. De Souza served on the compensation committee.

        There are no compensation committee interlocks with other companies.

STOCK OWNERSHIP INFORMATION

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        The rules of the SEC require us to disclose late filings of reports of stock ownership and changes in stock ownership by our directors and officers. To the best of our knowledge, all of the filings for our directors and officers were made on a timely basis in fiscal 2007.

BENEFICIAL OWNERSHIP OF MANAGEMENT AND OTHERS

        The tables below show the beneficial stock ownership and voting power, as of October 25, 2007, of:

•	each director, each of the named officers, and all current directors and officers as a group; and

PROXY STATEMENT, PAGE 31

•	all persons who, to our knowledge, beneficially own more than five percent of the common stock or Series A preferred stock.

“Beneficial ownership” here means direct or indirect voting or investment power over outstanding stock and stock which a person has the right to acquire now or within 60 days after October 25, 2007. See the footnotes for more detailed explanations of the holdings. To our knowledge, the persons named in the tables beneficially own and have sole voting and investment power over all shares listed.

        The common stock has one vote per share and the Series A preferred stock has approximately 39.84 votes per share. Voting power is calculated on the basis of the aggregate of common stock and Series A preferred stock outstanding as of October 25, 2007, the record date for the annual meeting. On October 25, 2007, 85,204,169 shares of common stock and 4,997 shares of Series A preferred stock were outstanding.

        The address for all members of our management is c/o Palatin Technologies, Inc., 4C Cedar Brook Drive, Cranbury, NJ 08512. Addresses of other beneficial owners are in the table.

MANAGEMENT:

Class	Name of Beneficial Owner	Shares	Percent of class	Percent of voting power

Common	Carl Spana, Ph.D.	1,012,869(1)	1.2	*
Common	Stephen T. Wills	753,250(2)	*	*
Common	Trevor Hallam, Ph.D.	315,000(3)	*	*
Common	Shubh D. Sharma, Ph.D.	198,765(4)	*	*
Common	John K.A. Prendergast, Ph.D.	516,757(5)	*	*
Common	Perry B. Molinoff, M.D.	332,916(6)	*	*
Common	Robert K. deVeer, Jr.	263,773(7)	*	*
Common	Zola P. Horovitz, Ph.D.	158,333(8)	*	*
Common	Robert I. Taber, Ph.D.	153,333(9)	*	*
Common	Errol DeSouza, Ph.D.	107,083(10)	*	*
Common	J. Stanley Hull	60,000(11)	*	*
	All current directors and executive officers as a group (nine persons)	3,673,314(12)	4.1	*
*Less than one percent.

(1)	Includes 970,196 shares which Dr. Spana has the right to acquire under options. Does not include 375,000 shares issuable on vesting of restricted stock units.

(2)	Includes 724,750 shares which Mr. Wills has the right to acquire under options. Does not include 300,000 shares issuable on vesting of restricted stock units.

PROXY STATEMENT, PAGE 32

(3)	Includes 312,500 shares which Dr. Hallam has the right to acquire under options. Does not include 300,000 shares issuable on vesting of restricted stock units.

(4)	Includes 198,750 shares which Dr. Sharma has the right to acquire under options. Dr. Sharma ceased to be an officer and employee on September 30, 2007.

(5)	Includes 499,084 shares which Dr. Prendergast has the right to acquire under options.

(6)	Includes 322,916 shares which Dr. Molinoff has the right to acquire under options.

(7)	Includes 262,773 shares which Mr. deVeer has the right to acquire under options.

(8)	Includes 153,333 shares which Dr. Horovitz has the right to acquire under options.

(9)	Includes 148,333 shares which Dr. Taber has the right to acquire under options.

(10)	Comprised of shares which Dr. DeSouza has the right to acquire under options.

(11)	Comprised of shares which Mr. Hull has the right to acquire under options.

(12)

Includes 3,560,968 shares which directors and officers have the right to acquire under options. Does not include 975,000 shares issuable on vesting of restricted stock units. Does not include the beneficial ownership of Dr. Sharma.

MORE THAN 5% BENEFICIAL OWNERS:

Class	Name of Beneficial Owner	Shares	Percent of class	Percent of voting power

Common	King Pharmaceuticals, Inc. 501 Fifth Street Bristol, TN 37620	6,395,355(1)	7.4%	6.6
Common	Lurie Investments(2) 440 W. Ontario St Chicago, IL 60610	4,465,484(3)	5.2%	4.3
Series A Preferred	Tokenhouse PTE LTD 9 - 11 Reitergasse Zurich 8027, Switzerland	667	13.3%	*
Series A Preferred	Steven N. Ostrovsky 43 Nikki Ct. Morganville, NJ 07751	500	10.0%	*
Series A Preferred	Thomas L. Cassidy IRA Rollover 38 Canaan Close New Canaan, CT 06840	500	10.0%	*
Series A Preferred	Jonathan E. Rothschild 300 Mercer St., #28F New York, NY 10003	500	10.0%	*

PROXY STATEMENT, PAGE 33

Class	Name of Beneficial Owner	Shares	Percent of class	Percent of voting power

Series A Preferred	103336 Canada Inc. 168 Forest Hill Rd. Toronto, Ontario, M5P2M9	300	6.0%	*
Series A Preferred	Arthur J. Nagle 19 Garden Avenue Bronxville, NY 10708	250	5.0%	*
Series A Preferred	Thomas P. and Mary E. Heiser, JTWROS 10 Ridge Road Hopkinton, MA 01748	250	5.0%	*
Series A Preferred	Carl F. Schwartz 31 West 87th St. New York, NY 10016	250	5.0%	*
Series A Preferred	Michael J. Wrubel 3650 N. 36 Avenue, #39 Hollywood, FL 33021	250	5.0%	*
Series A Preferred	Myron M. Teitelbaum, M.D. 175 Burton Lane Lawrence, NY 11559	250	5.0%	*
Series A Preferred	Laura Gold Galleries Ltd. Profit Sharing Trust Park South Gallery at Carnegie Hall 154 West 57th Street, Suite 114 New York, NY 10019-3321	250	5.0%	*
Series A Preferred	Laura Gold 180 W. 58th Street New York, NY 10019	250	5.0%	*
*Less than one percent.

(1)	Includes 719,894 shares which King has the right to acquire under warrants.

(2)	Includes the ownership of Lurie Investment Fund, LLC, ALFATECH, LLC, and WASK Investments, LLC. Mark Slezak is the investment manager for all three entities.

(3)

Includes 766,197 shares which Lurie Investment Fund, LLC, ALFATECH, LLC, and WASK Investments, LLC have the right to acquire under warrants. Mark Slezak is the investment manager for all three entities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        As a condition of employment, we require all employees to disclose in writing actual or potential conflicts of interest, including related party transactions. Our code of corporate conduct and ethics, which

PROXY STATEMENT, PAGE 34

applies to employees, officers and directors, requires that the Audit Committee review and approve related party transactions. Since July 1, 2006, there have been no transactions or proposed transactions in which Palatin was or is to be a participant, in which any related person had or will have a direct or indirect material interest.

OTHER ITEMS OF BUSINESS

        We are not aware of any matters, other than the items of business discussed in this proxy statement, that may come before the meeting. If other items of business properly come before the meeting, the proxy holders will vote shares in accordance with their judgment.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

        Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with regulations adopted by the SEC. To be considered for inclusion in the proxy statement and form of proxy relating to the next annual meeting of stockholders, such proposals must be received at our executive offices, 4C Cedar Brook Drive, Cranbury, NJ 08512, not later than July 11, 2008. Proposals should be directed to the attention of the Secretary.

        For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year’s annual meeting, SEC rules permit proxies to be voted at the discretion of management if (a) we receive notice of the proposal before the close of business on September 24, 2008 and we advise stockholders in next year’s proxy statement about the nature of the matter and how management intends to vote on such matter, or (b) we did not receive notice of the proposal prior to September 24, 2008.

ANNUAL REPORT ON FORM 10-K

        Our annual report on Form 10-K for the fiscal year ended June 30, 2007, including the consolidated financial statements and schedules but excluding exhibits, is being sent with this proxy statement without charge to each person whose proxy is being solicited.

INFORMATION INCORPORATED BY REFERENCE

        Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this proxy statement in whole or in part, the Audit Committee report and the Compensation Committee report will not be deemed to be incorporated by reference into any such filing.

        Your cooperation in giving this matter your immediate attention and returning your proxy card is greatly appreciated.

By order of the board of directors, STEPHEN T. WILLS, Secretary October 26, 2007

PROXY STATEMENT, PAGE 35

[proxy card front]

ANNUAL MEETING OF STOCKHOLDERS OF

PALATIN TECHNOLOGIES, INC.

December 7, 2007

PROXY VOTING INSTRUCTIONS

MAIL- Date, sign and mail your proxy card in the envelope provided as soon as possible. - OR -

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.

- OR -

COMPANY NUMBER
ACCOUNT NUMBER
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries until 11:59 PM Eastern Time the day before the meeting date.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:		2. To ratify the appointment of KPMG LLP as Palatin's independent auditors for the fiscal year ending June 30, 2008.	FOR ☐	AGAINST ☐	ABSTAIN ☐
NOMINEES
☐ Carl Spana, Ph.D.
☐ John K.A. Prendergast, Ph.D.
☐ Perry B. Molinoff, M.D.
☐ Robert K. deVeer, Jr.
☐ Zola P. Horovitz, Ph.D.
☐ Robert I. Taber, Ph.D.
☐ Errol De Souza, Ph.D.
☐ J. Stanley Hull
☐ FOR ALL NOMINEES		3. To approve the increase in shares available under the 2005 Stock Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐
		4. In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any postponement or adjournment of the meeting.	FOR ☐	AGAINST ☐	ABSTAIN ☐
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES
The proxy holders will vote the shares of the undersigned stockholder as instructed above. If no choice is specified by the stockholder, the proxy holders will vote the shares FOR proposals no. 1, 2, 3 and 4 and on any other matter coming before the meeting in the discretion of the proxy holders.
☐ FOR ALL EXCEPT (See instructions below)
The undersigned revokes any proxy previously given to vote or act with respect to such shares and ratifies and confirms all actions which the proxy holders or their substitutes may lawfully do in accordance with the instructions on this proxy card.

Please complete, sign, date and return this proxy card in the enclosed envelope. No postage is required if mailed in the United States.
(INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ■

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of stockholder	Date:	Signature of stockholder	Date:

NOTE:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

[proxy card back]

PALATIN TECHNOLOGIES, INC.

4C CEDAR BROOK DRIVE
CRANBURY, NEW JERSEY 08512

ANNUAL MEETING OF STOCKHOLDERS – DECEMBER 7, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned appoints Carl Spana, Ph.D. and Stephen T. Wills (each with full power to act without the other) as proxy holders with full power of substitution, to vote all shares of common stock and Series A Convertible Preferred Stock of Palatin Technologies, Inc., a Delaware corporation, held of record by the undersigned as of October 25, 2007 at Palatin’s annual meeting of stockholders to be held Friday, December 7, 2007 and at any postponement or adjournment of the meeting.

(Continued and to be signed on reverse side)

APPENDIX: 2005 STOCK PLAN

PALATIN TECHNOLOGIES, INC.

2005 STOCK PLAN

1. DEFINITIONS.

Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Palatin Technologies, Inc. 2005 Stock Plan, have the following meanings:

Administrator means the Board of Directors, unless it has delegated power to act on its behalf to the Committee, in which case the Administrator means the Committee.

Affiliate means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

Agreement means an agreement between the Company and a Participant delivered pursuant to the Plan, in such form as the Administrator shall approve.

Board of Directors means the Board of Directors of the Company.

Code means the United States Internal Revenue Code of 1986, as amended.

Committee means the committee of the Board of Directors to which the Board of Directors has delegated power to act under or pursuant to the provisions of the Plan.

Common Stock means shares of the Company’s common stock, $.01 par value per share.

Company means Palatin Technologies, Inc., a Delaware corporation.

Disability or Disabled means permanent and total disability as defined in Section 22(e)(3) of the Code.

Employee means any employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Stock Rights under the Plan.

Fair Market Value of a Share of Common Stock means:

(1) If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or last price of the Common Stock on the composite tape or other comparable reporting system for the trading day on the applicable date and if such date is not a trading day, the last market trading day prior to such date;

2005 STOCK PLAN, PAGE 1

(2) If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the trading day on which Common Stock was traded on the applicable date and if such date is not a trading day, the last market trading day prior to such date; and

(3) If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Administrator, in good faith, shall determine.

ISO means an option meant to qualify as an incentive stock option under Section 422 of the Code.

Non-Qualified Option means an option which is not intended to qualify as an ISO.

Option means an ISO or Non-Qualified Option granted under the Plan.

Participant means an Employee, director or consultant of the Company or an Affiliate to whom one or more Stock Rights are granted under the Plan. As used herein, “Participant” shall include “Participant’s Survivors” where the context requires.

Plan means this Palatin Technologies, Inc. 2005 Stock Plan.

Shares means shares of the Common Stock as to which Stock Rights have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Paragraph 3 of the Plan. The Shares issued under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.

Stock-Based Award means a grant by the Company under the Plan of an equity award or equity based award which is not an Option or Stock Grant.

Stock Grant means a grant by the Company of Shares under the Plan.

Stock Right means a right to Shares or the value of Shares of the Company granted pursuant to the Plan — an ISO, a Non-Qualified Option, a Stock Grant or Stock-Based Award.

2005 STOCK PLAN, PAGE 2

Survivor means a deceased Participant’s legal representatives and/or any person or persons who acquired the Participant’s rights to a Stock Right by will or by the laws of descent and distribution.

2.     PURPOSES OF THE PLAN.

        The Plan is intended to encourage ownership of Shares by Employees and directors of and certain consultants to the Company in order to attract such people, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate. The Plan provides for the granting of ISOs, Non-Qualified Options, Stock Grants and Stock-Based Awards.

3.     SHARES SUBJECT TO THE PLAN.

        The number of Shares which may be issued from time to time pursuant to this Plan shall be 5,000,000, or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 24 of the Plan.

        If an Option ceases to be outstanding, in whole or in part (other than by exercise), or if the Company shall reacquire (at no more than its original issuance price) any Shares issued pursuant to a Stock Grant or Stock-Based Award, or if any Stock Right expires or is forfeited, cancelled, or otherwise terminated or results in any Shares not being issued, the unissued Shares which were subject to such Stock Right shall again be available for issuance from time to time pursuant to this Plan.

4.     ADMINISTRATION OF THE PLAN.

        The Administrator of the Plan will be the Board of Directors, except to the extent the Board of Directors delegates its authority to the Committee, in which case the Committee shall be the Administrator. Subject to the provisions of the Plan, the Administrator is authorized to:

a.	Interpret the provisions of the Plan and all Stock Rights and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

b.	Determine which Employees, directors and consultants shall be granted Stock Rights;

c.

Determine the number of Shares for which a Stock Right or Stock Rights shall be granted; provided, however, that in no event shall Stock Rights with respect to more than 500,000 Shares be granted to any Participant in any fiscal year;

d.	Specify the terms and conditions upon which a Stock Right or Stock Rights may be granted;

2005 STOCK PLAN, PAGE 3

e.

Adopt any sub-plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any tax or other laws applicable to the Company or to Plan Participants or to otherwise facilitate the administration of the Plan, which sub-plans may include additional restrictions or conditions applicable to Stock Rights or Shares issuable pursuant to a Stock Right;

provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of preserving the tax status under Section 422 of the Code of those Options which are designated as ISOs. Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Stock Right granted under it shall be final, unless otherwise determined by the Board of Directors, if the Administrator is the Committee. In addition, if the Administrator is the Committee, the Board of Directors may take any action under the Plan that would otherwise be the responsibility of the Committee.

        To the extent permitted under applicable law, the Board of Directors or the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person selected by it. The Board of Directors or the Committee may revoke any such allocation or delegation at any time.

5.     ELIGIBILITY FOR PARTICIPATION.

        The Administrator will, in its sole discretion, name the Participants in the Plan, provided, however, that each Participant must be an Employee, director or consultant of the Company or of an Affiliate at the time a Stock Right is granted. Notwithstanding the foregoing, the Administrator may authorize the grant of a Stock Right to a person not then an Employee, director or consultant of the Company or of an Affiliate; provided, however, that the actual grant of such Stock Right shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the execution of the Agreement evidencing such Stock Right. ISOs may be granted only to Employees. Non-Qualified Options, Stock Grants and Stock-Based Awards may be granted to any Employee, director or consultant of the Company or an Affiliate. The granting of any Stock Right to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Stock Rights.

6.     TERMS AND CONDITIONS OF OPTIONS.

        Each Option shall be set forth in writing in an Option Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Administrator may provide that Options be granted subject to such terms and conditions, consistent with the terms and conditions specifically required under this Plan, as the Administrator may deem appropriate including, without limitation, subsequent approval by the shareholders of the Company of this Plan or any amendments thereto. The Option Agreements shall be subject to at least the following terms and conditions:

2005 STOCK PLAN, PAGE 4

A.

Non-Qualified Options: Each Option intended to be a Non-Qualified Option shall be subject to the terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non-Qualified Option:

a.

Option Price: Each Option Agreement shall state the option price (per share) of the Shares covered by each Option, which option price shall be determined by the Administrator but shall not be less than the Fair Market Value per share of Common Stock.

b.	Number of Shares: Each Option Agreement shall state the number of Shares to which it pertains.

c.

Option Periods: Each Option Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, and may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the occurrence of certain conditions or the attainment of stated goals or events.

d.

Option Conditions: Exercise of any Option may be conditioned upon the Participant’s execution of a Share purchase agreement in form satisfactory to the Administrator providing for certain protections for the Company and its other shareholders, including requirements that:

i.	The Participant’s or the Participant’s Survivors’ right to sell or transfer the Shares may be restricted; and

ii.	The Participant or the Participant’s Survivors may be required to execute letters of investment intent and must also acknowledge that the Shares will bear legends noting any applicable restrictions.

B.

ISOs: Each Option intended to be an ISO shall be issued only to an Employee and be subject to the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Section 422 of the Code and relevant regulations and rulings of the Internal Revenue Service:

a.	Minimum standards: The ISO shall meet the minimum standards required of Non-Qualified Options, as described in Paragraph 6(A) above, except clause (a) thereunder.

b.	Option Price: Immediately before the ISO is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Section 424(d) of the Code:

2005 STOCK PLAN, PAGE 5

i.

10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each ISO shall not be less than 100% of the Fair Market Value per share of the Shares on the date of the grant of the Option; or

ii.

More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each ISO shall not be less than 110% of the Fair Market Value on the date of grant.

c.	Term of Option: For Participants who own:

i.

10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide; or

ii.

More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than five years from the date of the grant or at such earlier time as the Option Agreement may provide.

d.

Limitation on Yearly Exercise: The Option Agreements shall restrict the amount of ISOs which may become exercisable in any calendar year (under this or any other ISO plan of the Company or an Affiliate) so that the aggregate Fair Market Value (determined at the time each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar year does not exceed $100,000.

7.     TERMS AND CONDITIONS OF STOCK GRANTS.

        Each offer of a Stock Grant to a Participant shall state the date prior to which the Stock Grant must be accepted by the Participant, and the principal terms of each Stock Grant shall be set forth in an Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards:

(a)

Each Agreement shall state the purchase price (per share), if any, of the Shares covered by each Stock Grant, which purchase price shall be determined by the Administrator but shall not be less than the minimum consideration required by the Delaware General Corporation Law on the date of the grant of the Stock Grant;

2005 STOCK PLAN, PAGE 6

(b)	Each Agreement shall state the number of Shares to which the Stock Grant pertains; and

(c)

Each Agreement shall include the terms of any right of the Company to restrict or reacquire the Shares subject to the Stock Grant, including the time and events upon which such rights shall accrue and the purchase price therefor, if any.

8.     TERMS AND CONDITIONS OF OTHER STOCK-BASED AWARDS.

        The Board shall have the right to grant other Stock-Based Awards based upon the Common Stock having such terms and conditions as the Board may determine, including, without limitation, the grant of Shares based upon certain conditions, the grant of securities convertible into Shares and the grant of stock appreciation rights, phantom stock awards or stock units. The principal terms of each Stock-Based Award shall be set forth in an Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company.

9.     EXERCISE OF OPTIONS AND ISSUE OF SHARES.

        An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company or its designee, together with provision for payment of the full purchase price in accordance with this Paragraph for the Shares as to which the Option is being exercised, and upon compliance with any other condition(s) set forth in the Option Agreement. Such notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Option Agreement. Payment of the purchase price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock having a Fair Market Value equal as of the date of the exercise to the cash exercise price of the Option, or (c)  at the discretion of the Administrator, by having the Company retain from the shares otherwise issuable upon exercise of the Option, a number of shares having a Fair Market Value equal as of the date of exercise to the exercise price of the Option, or (d) at the discretion of the Administrator, by delivery of the grantee’s personal recourse note, bearing interest payable not less than annually at no less than 100% of the applicable Federal rate, as defined in Section 1274(d) of the Code, with or without the pledge of such Shares as collateral, or (e) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator, or (f) at the discretion of the Administrator, by any combination of (a), (b), (c), (d) and (e) above, or (g) at the discretion of the Administrator, payment of such other lawful consideration as the Board may determine. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.

        The Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to the Participant (or to the Participant’s Survivors, as the case may be). In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be fully paid, non-assessable Shares.

2005 STOCK PLAN, PAGE 7

        The Administrator shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Administrator shall not accelerate the exercise date of any installment of any Option granted to an Employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to Paragraph 27) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6.B.d.

        The Administrator may, in its discretion, amend any term or condition of an outstanding Option provided (i) such term or condition as amended is permitted by the Plan, (ii) any such amendment shall be made only with the consent of the Participant to whom the Option was granted, or in the event of the death of the Participant, the Participant’s Survivors, if the amendment is adverse to the Participant, and (iii) any such amendment of any ISO shall be made only after the Administrator determines whether such amendment would constitute a “modification” of any Option which is an ISO (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holder of such ISO.

10.     ACCEPTANCE OF STOCK GRANTS AND STOCK-BASED AWARDS AND ISSUE OF SHARES.

        A Stock Grant or Stock-Based Award (or any part or installment thereof) shall be accepted by executing the applicable Agreement and delivering it to the Company or its designee, together with provision for payment of the full purchase price, if any, in accordance with this Paragraph for the Shares as to which such Stock Grant or Stock-Based Award is being accepted, and upon compliance with any other conditions set forth in the applicable Agreement. Payment of the purchase price for the Shares as to which such Stock Grant or Stock-Based Award is being accepted shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock having a Fair Market Value equal as of the date of acceptance of the Stock Grant or Stock-Based Award to the purchase price of the Stock Grant or Stock-Based Award, or (c) at the discretion of the Administrator, by delivery of the grantee’s personal recourse note bearing interest payable not less than annually at no less than 100% of the applicable Federal rate, as defined in Section 1274(d) of the Code, or (d) at the discretion of the Administrator, by any combination of (a), (b) and (c) above.

        The Company shall then, if required pursuant to the applicable Agreement, reasonably promptly deliver the Shares as to which such Stock Grant or Stock-Based Award was accepted to the Participant (or to the Participant’s Survivors, as the case may be), subject to any escrow provision set forth in the applicable Agreement. In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance.

2005 STOCK PLAN, PAGE 8

        The Administrator may, in its discretion, amend any term or condition of an outstanding Stock Grant, Stock-Based Award or applicable Agreement provided (i) such term or condition as amended is permitted by the Plan, and (ii) any such amendment shall be made only with the consent of the Participant to whom the Stock Grant or Stock-Based Award was made, if the amendment is adverse to the Participant.

11.     RIGHTS AS A SHAREHOLDER.

        No Participant to whom a Stock Right has been granted shall have rights as a shareholder with respect to any Shares covered by such Stock Right, except after due exercise of the Option or acceptance of the Stock Grant or as set forth in any Agreement and tender of the full purchase price, if any, for the Shares being purchased pursuant to such exercise or acceptance and registration of the Shares in the Company’s share register in the name of the Participant.

12.     ASSIGNABILITY AND TRANSFERABILITY OF STOCK RIGHTS.

        By its terms, a Stock Right granted to a Participant shall not be transferable by the Participant other than (i) by will or by the laws of descent and distribution, or (ii) as approved by the Administrator in its discretion and set forth in the applicable Agreement. Notwithstanding the foregoing, an ISO transferred except in compliance with clause (i) above shall no longer qualify as an ISO. The designation of a beneficiary of a Stock Right by a Participant, with the prior approval of the Administrator and in such form as the Administrator shall prescribe, shall not be deemed a transfer prohibited by this Paragraph. Except as provided above, a Stock Right shall only be exercisable or may only be accepted, during the Participant’s lifetime, by such Participant (or by his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Stock Right or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon a Stock Right, shall be null and void.

13.     EFFECT ON OPTIONS OF TERMINATION OF SERVICE OTHER THAN “FOR CAUSE” OR DEATH OR DISABILITY.

        Except as otherwise provided in a Participant’s Option Agreement, in the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate before the Participant has exercised an Option, the following rules apply:

a.

A Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate (for any reason other than termination “for cause”, Disability, or death for which events there are special rules in Paragraphs 14, 15, and 16, respectively), may exercise any Option granted to him or her to the extent that the Option is exercisable on the date of such termination of service, but only within such term as the Administrator has designated in a Participant’s Option Agreement.

2005 STOCK PLAN, PAGE 9

b.

Except as provided in Subparagraph (c) below, or Paragraph 15 or 16, in no event may an Option intended to be an ISO, be exercised later than three months after the Participant’s termination of employment.

c.

The provisions of this Paragraph, and not the provisions of Paragraph 15 or 16, shall apply to a Participant who subsequently becomes Disabled or dies after the termination of employment, director status or consultancy; provided, however, in the case of a Participant’s Disability or death within three months after the termination of employment, director status or consultancy, the Participant or the Participant’s Survivors may exercise the Option within one year after the date of the Participant’s termination of service, but in no event after the date of expiration of the term of the Option.

d.

Notwithstanding anything herein to the contrary, if subsequent to a Participant’s termination of employment, termination of director status or termination of consultancy, but prior to the exercise of an Option, the Board of Directors determines that, either prior or subsequent to the Participant’s termination, the Participant engaged in conduct which would constitute “cause”, then such Participant shall forthwith cease to have any right to exercise any Option.

e.

A Participant to whom an Option has been granted under the Plan who is absent from the Company or an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

f.

Except as required by law or as set forth in a Participant’s Option Agreement, Options granted under the Plan shall not be affected by any change of a Participant’s status within or among the Company and any Affiliates, so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate.

14.     EFFECT ON OPTIONS OF TERMINATION OF SERVICE “FOR CAUSE”.

        Except as otherwise provided in a Participant’s Option Agreement, the following rules apply if the Participant’s service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated “for cause” prior to the time that all his or her outstanding Options have been exercised:

a.	All outstanding and unexercised Options as of the time the Participant is notified his or her service is terminated “for cause” will immediately be forfeited.

b.

For purposes of this Plan, “cause” shall include (and is not limited to) dishonesty with respect to the Company or any Affiliate, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential

2005 STOCK PLAN, PAGE 10

b.

information, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company, and conduct substantially prejudicial to the business of the Company or any Affiliate. The determination of the Administrator as to the existence of “cause” will be conclusive on the Participant and the Company.

c.

“Cause” is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of “cause” occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service but prior to the exercise of an Option, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute “cause”, then the right to exercise any Option is forfeited.

d.

Any provision in an agreement between the Participant and the Company or an Affiliate, which contains a conflicting definition of “cause” for termination and which is in effect at the time of such termination, shall supersede the definition in this Plan with respect to that Participant.

15.     EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR DISABILITY.

        Except as otherwise provided in a Participant’s Option Agreement, a Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant:

a.	To the extent that the Option has become exercisable but has not been exercised on the date of Disability; and

b.

In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of Disability of any additional vesting rights that would have accrued on the next vesting date had the Participant not become Disabled. The proration shall be based upon the number of days accrued in the current vesting period prior to the date of Disability.

        A Disabled Participant may exercise such rights only within the period ending one year after the date of the Participant’s termination of employment, directorship or consultancy, as the case may be, notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not become Disabled and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

        The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

2005 STOCK PLAN, PAGE 11

16.     EFFECT ON OPTIONS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

        Except as otherwise provided in a Participant’s Option Agreement, in the event of the death of a Participant while the Participant is an employee, director or consultant of the Company or of an Affiliate, such Option may be exercised by the Participant’s Survivors:

a.	To the extent that the Option has become exercisable but has not been exercised on the date of death; and

b.

In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of death of any additional vesting rights that would have accrued on the next vesting date had the Participant not died. The proration shall be based upon the number of days accrued in the current vesting period prior to the Participant’s date of death.

        If the Participant’s Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not died and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

17.     EFFECT OF TERMINATION OF SERVICE ON UNACCEPTED STOCK GRANTS.

        In the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate for any reason before the Participant has accepted a Stock Grant, such offer shall terminate.

        For purposes of this Paragraph 17 and Paragraph 18 below, a Participant to whom a Stock Grant has been offered and accepted under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a permanent and total Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

        In addition, for purposes of this Paragraph 17 and Paragraph 18 below, any change of employment or other service within or among the Company and any Affiliates shall not be treated as a termination of employment, director status or consultancy so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate.

2005 STOCK PLAN, PAGE 12

18.     EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE OTHER THAN “FOR CAUSE” OR DEATH OR DISABILITY.

        Except as otherwise provided in a Participant’s Agreement, in the event of a termination of service (whether as an employee, director or consultant), other than termination “for cause,” Disability, or death for which events there are special rules in Paragraphs 19, 20, and 21, respectively, before all Company rights of repurchase shall have lapsed, then the Company shall have the right to repurchase that number of Shares subject to a Stock Grant as to which the Company’s repurchase rights have not lapsed.

19.     EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE “FOR CAUSE”.

        Except as otherwise provided in a Participant’s Agreement, the following rules apply if the Participant’s service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated “for cause”:

a.	All Shares subject to any Stock Grant shall be immediately subject to repurchase by the Company at the purchase price, if any, thereof.

b.

For purposes of this Plan, “cause” shall include (and is not limited to) dishonesty with respect to the employer, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company, and conduct substantially prejudicial to the business of the Company or any Affiliate. The determination of the Administrator as to the existence of “cause” will be conclusive on the Participant and the Company.

c.

“Cause” is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of “cause” occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute “cause,” then the Company’s right to repurchase all of such Participant’s Shares shall apply.

d.

Any provision in an agreement between the Participant and the Company or an Affiliate, which contains a conflicting definition of “cause” for termination and which is in effect at the time of such termination, shall supersede the definition in this Plan with respect to that Participant.

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20.     EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE FOR DISABILITY.

        Except as otherwise provided in a Participant’s Agreement, the following rules apply if a Participant ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability: to the extent the Company’s rights of repurchase have not lapsed on the date of Disability, they shall be exercisable; provided, however, that in the event such rights of repurchase lapse periodically, such rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant through the date of Disability as would have lapsed had the Participant not become Disabled. The proration shall be based upon the number of days accrued prior to the date of Disability.

        The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

21.     EFFECT ON STOCK GRANTS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

        Except as otherwise provided in a Participant’s Agreement, the following rules apply in the event of the death of a Participant while the Participant is an employee, director or consultant of the Company or of an Affiliate: to the extent the Company’s rights of repurchase have not lapsed on the date of death, they shall be exercisable; provided, however, that in the event such rights of repurchase lapse periodically, such rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant through the date of death as would have lapsed had the Participant not died. The proration shall be based upon the number of days accrued prior to the Participant’s death.

22.     PURCHASE FOR INVESTMENT.

        Unless the offering and sale of the Shares to be issued upon the particular exercise or acceptance of a Stock Right shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the “1933 Act”), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

a.

The person(s) who exercise(s) or accept(s) such Stock Right shall warrant to the Company, prior to the receipt of such Shares, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing their Shares issued pursuant to such exercise or such grant:

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“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws.”

b.

At the discretion of the Administrator, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise or acceptance in compliance with the 1933 Act without registration thereunder.

23.     DISSOLUTION OR LIQUIDATION OF THE COMPANY.

        Upon the dissolution or liquidation of the Company, all Options granted under this Plan which as of such date shall not have been exercised and all Stock Grants and Stock-Based Awards which have not been accepted will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant’s Survivors have not otherwise terminated and expired, the Participant or the Participant’s Survivors will have the right immediately prior to such dissolution or liquidation to exercise or accept any Stock Right to the extent that the Stock Right is exercisable or subject to acceptance as of the date immediately prior to such dissolution or liquidation. Upon the dissolution or liquidation of the Company, any outstanding Stock-Based Awards shall immediately terminate unless otherwise determined by the Administrator or specifically provided in the applicable Agreement.

24. ADJUSTMENTS.

        Upon the occurrence of any of the following events, a Participant’s rights with respect to any Stock Right granted to him or her hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in a Participant’s Agreement:

    A.        Stock Dividends and Stock Splits. If (i) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock, the number of shares of Common Stock deliverable upon the exercise of an Option or acceptance of a Stock Grant may be appropriately increased or decreased proportionately, and appropriate adjustments may be made including, in the purchase price per share, to reflect such events. The number of Shares subject to the limitation in Paragraphs 3 and 4(c) shall also be proportionately adjusted upon the occurrence of such events.

    B.        Corporate Transactions. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company’s assets other than a transaction to merely change the state of incorporation (a “Corporate Transaction”), the

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Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Shares then subject to such Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that all Options must be exercised (either (a) to the extent then exercisable or, (b) at the discretion of the Administrator, all Options being made fully exercisable for purposes of this Subparagraph), within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the Fair Market Value of the Shares subject to such Options (either (a) to the extent then exercisable or, (b) at the discretion of the Administrator, all Options being made fully exercisable for purposes of this Subparagraph) over the exercise price thereof.

        With respect to outstanding Stock Grants, the Administrator or the Successor Board, shall either (i) make appropriate provisions for the continuation of such Stock Grants by substituting on an equitable basis for the Shares then subject to such Stock Grants either the consideration payable with respect to the outstanding Shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that all Stock Grants must be accepted (to the extent then subject to acceptance) within a specified number of days of the date of such notice, at the end of which period the offer of the Stock Grants shall terminate; or (iii) terminate all Stock Grants in exchange for a cash payment equal to the excess of the Fair Market Value of the Shares subject to such Stock Grants over the purchase price thereof, if any. In addition, in the event of a Corporate Transaction, the Administrator may waive any or all Company repurchase rights with respect to outstanding Stock Grants.

    C.        Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company, other than a Corporate Transaction pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising an Option or accepting a Stock Grant after the recapitalization or reorganization shall be entitled to receive for the purchase price paid upon such exercise or acceptance the number of replacement securities which would have been received if such Option had been exercised or Stock Grant accepted prior to such recapitalization or reorganization.

    D.        Adjustments to Stock-Based Awards. Upon the happening of any of the events described in Subparagraphs A, B or C above, any outstanding Stock-Based Award shall be appropriately adjusted to reflect the events described in such Subparagraphs. The Administrator or the Successor Board shall determine the specific adjustments to be made under this Paragraph 24 and, subject to Paragraph 4, its determination shall be conclusive.

    E.        Modification of ISOs. Notwithstanding the foregoing, any adjustments made pursuant to Subparagraph A, B or C above with respect to ISOs shall be made only after the Administrator determines whether such adjustments would constitute a “modification” of such ISOs (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Administrator determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may

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refrain from making such adjustments, unless the holder of an ISO specifically requests in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such “modification” on his or her income tax treatment with respect to the ISO.

25.     ISSUANCES OF SECURITIES.

        Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Stock Rights. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company prior to any issuance of Shares pursuant to a Stock Right.

26.     FRACTIONAL SHARES.

        No fractional shares shall be issued under the Plan and the person exercising a Stock Right shall receive from the Company cash in lieu of such fractional shares equal to the Fair Market Value thereof.

27.     CONVERSION OF ISOs INTO NON-QUALIFIED OPTIONS; TERMINATION OF ISOs.

        The Administrator, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant’s ISOs (or any portions thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Participant is an employee of the Company or an Affiliate at the time of such conversion. At the time of such conversion, the Administrator (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant’s ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Administrator takes appropriate action. The Administrator, with the consent of the Participant, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.

28. WITHHOLDING.

        In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act (“F.I.C.A.”) withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant’s salary, wages or other remuneration in connection with the exercise or acceptance of a Stock Right or in connection with a Disqualifying Disposition (as defined in Paragraph 29) or upon the lapsing of any right of repurchase, the Company may withhold from the Participant’s compensation, if any,

2005 STOCK PLAN, PAGE 17

or may require that the Participant advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the statutory minimum amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company’s Common Stock or a promissory note, is authorized by the Administrator (and permitted by law). For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner provided in Paragraph 1 above, as of the most recent practicable date prior to the date of exercise. If the fair market value of the shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer. The Administrator in its discretion may condition the exercise of an Option for less than the then Fair Market Value on the Participant’s payment of such additional withholding.

29.     NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.

        Each Employee who receives an ISO must agree to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is defined in Section 424(c) of the Code and includes any disposition (including any sale or gift) of such shares before the later of (a) two years after the date the Employee was granted the ISO, or (b) one year after the date the Employee acquired Shares by exercising the ISO, except as otherwise provided in Section 424(c) of the Code. If the Employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

30.     TERMINATION OF THE PLAN.

        The Plan will terminate on March 10, 2015, the date which is ten years from the earlier of the date of its adoption by the Board of Directors and the date of its approval by the shareholders of the Company. The Plan may be terminated at an earlier date by vote of the shareholders or the Board of Directors of the Company; provided, however, that any such earlier termination shall not affect any Agreements executed prior to the effective date of such termination.

31.     AMENDMENT OF THE PLAN AND AGREEMENTS.

        The Plan may be amended by the shareholders of the Company. The Plan may also be amended by the Administrator, including, without limitation, to the extent necessary to qualify any or all outstanding Stock Rights granted under the Plan or Stock Rights to be granted under the Plan for favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code, and to the extent necessary to qualify the shares issuable upon exercise or acceptance of any outstanding Stock Rights granted, or Stock Rights to be granted, under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. Any amendment approved by the Administrator which the Administrator determines is of a scope that requires shareholder approval shall be subject to obtaining such shareholder approval. Any modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect his or

2005 STOCK PLAN, PAGE 18

her rights under a Stock Right previously granted to him or her. With the consent of the Participant affected, the Administrator may amend outstanding Agreements in a manner which may be adverse to the Participant but which is not inconsistent with the Plan. In the discretion of the Administrator, outstanding Agreements may be amended by the Administrator in a manner which is not adverse to the Participant.

32.     EMPLOYMENT OR OTHER RELATIONSHIP.

        Nothing in this Plan or any Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, nor to prevent a Participant from terminating his or her own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

33.     GOVERNING LAW.

        This Plan shall be construed and enforced in accordance with the law of the State of Delaware.

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